                        PURCHASE AND SALE AGREEMENT

                              by and between

                        RIDGE PLAZA JOINT VENTURE,
                          a Florida joint venture

                                    and

                                PIRP, INC.,
                          a Delaware corporation


          Property Name: Pine Island and Ridge Plaza Shopping Centers
          Location:      8800 State Road 84
                              and
                         9200 State Road 84
                         Davie, Florida

                        Date:  November 1, 1995

PAGE

                             TABLE OF CONTENTS

                                                                       Page

1.   Sale of Project . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Real Property. . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Tangible Personal Property . . . . . . . . . . . . . . . . . .  1
     1.5  Outstanding Tenant Matters . . . . . . . . . . . . . . . . . .  2

2.   Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.1  Earnest Money. . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.2  Cash at Closing. . . . . . . . . . . . . . . . . . . . . . . .  3

3.   Title Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     3.1  Surveys. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     3.2  Title Information. . . . . . . . . . . . . . . . . . . . . . .  3
          3.2.1     Title Commitment . . . . . . . . . . . . . . . . . .  3
          3.2.2     Title Documents. . . . . . . . . . . . . . . . . . .  4
     3.3  Title Review . . . . . . . . . . . . . . . . . . . . . . . . .  4

4.   Inspection Matters. . . . . . . . . . . . . . . . . . . . . . . . .  4
     4.1  Project Documents. . . . . . . . . . . . . . . . . . . . . . .  4
     4.2  Project Inspection . . . . . . . . . . . . . . . . . . . . . .  5
     4.3  AS-IS Defined. . . . . . . . . . . . . . . . . . . . . . . . .  7
     4.4  Access to the Project. . . . . . . . . . . . . . . . . . . . .  7
     4.5  Operation and Maintenance Prior to Closing . . . . . . . . . .  8
     4.6  Hazardous Materials. . . . . . . . . . . . . . . . . . . . . .  8
     4.7  Project Information From Seller. . . . . . . . . . . . . . . . 10
     4.8  Project Information From Seller's Agents . . . . . . . . . . . 11
     4.9  Buyer's Affidavit. . . . . . . . . . . . . . . . . . . . . . . 11

5.   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.1  Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.2  Title Transfer and Payment of Purchase Price . . . . . . . . . 12
     5.3  Adjustments and Prorations . . . . . . . . . . . . . . . . . . 12
          5.3.1     Lease Rentals and Security Deposits. . . . . . . . . 12
          5.3.2     Real Estate and Personal Property Taxes. . . . . . . 13
          5.3.3     Project Operating Expenses . . . . . . . . . . . . . 14
          5.3.4     Recording Fees . . . . . . . . . . . . . . . . . . . 15
          5.3.5     Closing Costs. . . . . . . . . . . . . . . . . . . . 15
          5.3.6     Insurance. . . . . . . . . . . . . . . . . . . . . . 15
          5.3.7     Delayed Adjustment . . . . . . . . . . . . . . . . . 15
          5.3.8     Documentary Stamp Taxes. . . . . . . . . . . . . . . 15
          5.3.9     Mortgages. . . . . . . . . . . . . . . . . . . . . . 15

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     5.4  Commissions. . . . . . . . . . . . . . . . . . . . . . . . . . 16
          5.4.1     Fee. . . . . . . . . . . . . . . . . . . . . . . . . 16
          5.4.2     Reciprocal Indemnities . . . . . . . . . . . . . . . 16
     5.5  Seller's Closing Documents . . . . . . . . . . . . . . . . . . 16
          5.5.1     Special Warranty Deed. . . . . . . . . . . . . . . . 16
          5.5.2     Bill of Sale . . . . . . . . . . . . . . . . . . . . 16
          5.5.3     Assignment and Assumption. . . . . . . . . . . . . . 16
          5.5.4     Non-Foreign Status Certificate . . . . . . . . . . . 17
          5.5.5     Notice to Tenants. . . . . . . . . . . . . . . . . . 17
          5.5.6     Designation Agreement. . . . . . . . . . . . . . . . 17
          5.5.7     Affidavit. . . . . . . . . . . . . . . . . . . . . . 17
          5.5.8     Title Clearance Documents. . . . . . . . . . . . . . 17
          5.5.9     Notice to Issuers of Guarantees and/or
               Warranties. . . . . . . . . . . . . . . . . . . . . . . . 17
          5.5.10    Affidavit. . . . . . . . . . . . . . . . . . . . . . 17
          5.5.11    Certified Rent Roll. . . . . . . . . . . . . . . . . 17
          5.5.12    Closing Statement. . . . . . . . . . . . . . . . . . 17
          5.5.13    Authority Certificate. . . . . . . . . . . . . . . . 17
          5.5.14    Other Documents. . . . . . . . . . . . . . . . . . . 17
     5.6  Buyer's Closing Documents. . . . . . . . . . . . . . . . . . . 18
          5.6.1     Buyer's Affidavit. . . . . . . . . . . . . . . . . . 18
          5.6.2     Closing Statement. . . . . . . . . . . . . . . . . . 18
          5.6.3     Assignment and Assumption Agreement. . . . . . . . . 18
          5.6.4     Designation Agreement. . . . . . . . . . . . . . . . 18
          5.6.5     Other Documents. . . . . . . . . . . . . . . . . . . 18
     5.7  Other Deliveries . . . . . . . . . . . . . . . . . . . . . . . 18
          5.7.1     Keys and Original Documents. . . . . . . . . . . . . 18
          5.7.2     Evidence of Authority. . . . . . . . . . . . . . . . 18
          5.7.3     Letter of Credit and the Initial Earnest
               Money Deposit . . . . . . . . . . . . . . . . . . . . . . 18

6.   Lease Issues. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     6.1  Leasing Commissions. . . . . . . . . . . . . . . . . . . . . . 19
     6.2  New Leases . . . . . . . . . . . . . . . . . . . . . . . . . . 19

7.   Estoppel Letters. . . . . . . . . . . . . . . . . . . . . . . . . . 20

8.   Representations and Warranties. . . . . . . . . . . . . . . . . . . 23
     8.1  Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     8.2  Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     8.3  Limitation Date. . . . . . . . . . . . . . . . . . . . . . . . 25

9.   Default and Remedies. . . . . . . . . . . . . . . . . . . . . . . . 26
     9.1  Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     9.2  Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

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10.  Risk of Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     10.1 Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     10.2 Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . 28

11.  Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

12.  Additional Covenants. . . . . . . . . . . . . . . . . . . . . . . . 29
     12.1 Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     12.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     12.3 Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . 31
     12.4 Entire Agreement and Modification. . . . . . . . . . . . . . . 31
     12.5 Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . 32
     12.6 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     12.7 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     12.8 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 32
     12.9 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 32
     12.10     Full Execution. . . . . . . . . . . . . . . . . . . . . . 32
     12.11     Termination . . . . . . . . . . . . . . . . . . . . . . . 33
     12.12     1995 Tax Appeal . . . . . . . . . . . . . . . . . . . . . 33
     12.13     Seller's Knowledge. . . . . . . . . . . . . . . . . . . . 33
     12.14     Reporting of Foreign Investment . . . . . . . . . . . . . 33
     12.15     Suspension of Marketing . . . . . . . . . . . . . . . . . 34
     12.16     Radon Gas . . . . . . . . . . . . . . . . . . . . . . . . 34
     12.17     Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . 34
     12.18     Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . 35
     12.19     Insurance.  . . . . . . . . . . . . . . . . . . . . . . . 35
     12.20     Severability. . . . . . . . . . . . . . . . . . . . . . . 35



Exhibits:

     Exhibit A      Legal Description
     Exhibit A-1         Irrevocable Letter of Credit
     Exhibit B      Exceptions to Title
     Exhibit B-1         List of Personal Property
     Exhibit B-2         Buyer's Affidavit and Agreement
     Exhibit C      Special Warranty Deed
     Exhibit D      Bill of Sale
     Exhibit E      Assignment and Assumption Agreement
     Exhibit F      FIRPTA Certificate
     Exhibit F-1         Notice to Tenant
     Exhibit G      Tenant Estoppel Letter
     Exhibit H      Certificate of Insurance

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     Exhibit I      Designation Agreement
     Exhibit J      Affidavit
     Exhibit K      List of Service Contracts
     Exhibit L      Rent Roll
     Exhibit M      Brokerage Agreements
     Exhibit N      Seller's Estoppel Letter
     Exhibit O      List of Litigation
     Exhibit P      List of Contractor Claims
     Exhibit Q      Affidavit
     Exhibit R      Delinquency List

                                    iv
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
                        PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made this
1st day of November, 1995, by and between RIDGE PLAZA JOINT
VENTURE, a Florida Joint Venture ("Seller") and PIRP, INC., a
Delaware corporation ("Buyer").

                           W I T N E S S E T H:

In consideration of Ten Dollars ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller (the receipt and sufficiency of which are hereby acknowledged) and the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

1. Sale of Project. Seller agrees to sell and Buyer agrees to purchase, subject to the Permitted Exceptions (as hereinafter defined) and subject to the terms and conditions stated herein, the following (collectively called the "Project"):

     1.1 Real Property. Those certain tracts of the land situated in Broward County, Florida located at 8800 State Road 84 and 9200 State Road 84 in Davie, Florida, which are more particularly described in Exhibit "A" attached hereto as a part hereof, together with all buildings, improvements and fixtures located thereon and owned by Seller (and specifically excluding any items of personal property affixed thereto by any tenant of the Project to the extent the tenant is entitled to retain ownership thereof under its Lease, unless such tenant and its lender, if any, abandons the same at the end of the term of the respective tenant's lease) as of the Closing Date (as defined in Paragraph 5.1 hereof) and all of Seller's right, title and interest in and to all rights, privileges and appurtenances pertaining thereto including all of Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (collectively called the "Real Property"); and

     1.2 Tangible Personal Property. The tangible personal property owned by Seller, located on the Real Property and shown on Exhibit "B-1" attached hereto as a part hereof (the "Tangible
Personal Property"); and

     1.3 Intangible Personal Property. All of Seller's right, title and interest in and to all documents, plans, site plans, permits, licenses, agreements, leases, subleases and deposits (excluding utility deposits paid by Seller or Seller's agents) and other monies held by or for Seller, all with regard to the Real Property and the Tangible Personal Property, to the extent such items are assignable without expense to Seller and to the extent in Seller's possession on the date hereof ("Intangible Personal Property").

     1.4  Names.   All rights (if any) to use the names "Pine
Island" and Ridge Plaza", (collectively called the "Personal Property") (but Seller does not represent that it has exclusive rights to use such trade names and Seller has not registered the same in any manner); and

     1.5 Outstanding Tenant Matters. All rights, if any, which Seller has in connection with the following tenant matters and related litigation: Leaps and Bounds, Tony Roma's/Marvel Vega, Tark's, Fun Factory, Fabric King, Mr. B's and Cellular USA ("Outstanding Tenant Matters").

2. Purchase Price. The total purchase price to be paid by Buyer for the purchase of the Project is the sum of SEVENTEEN MILLION, TWO HUNDRED AND NO/100 DOLLARS ($17,200,000.00) in cash ("Purchase Price"), subject to the prorations and adjustments as provided in Paragraph 5.3 hereof. The Purchase Price shall be paid in the following manner:

     2.1 Earnest Money. Upon the execution by the parties hereto of this Agreement and as a condition precedent to the formation of this Agreement, Buyer shall deposit the sum of TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) in cash as initial earnest money ("Initial Earnest Money Deposit") with Shear, Newman, Hahn & Rosenkranz, P.A. whose mailing address is 201 E. Kennedy Boulevard, Suite 1000, Tampa, Florida 33602 Attention: Jeffrey Drew Butt, Esquire ("Escrow Agent"). The Initial Earnest Money Deposit will be invested by the Escrow Agent in an interest-bearing account at NationsBank of Florida, N.A., and any interest earned thereon shall be considered a part of the Initial Earnest Money Deposit, or the Total Earnest Money Deposit, as applicable. Upon the expiration of the Inspection Period (as defined in Paragraph 4.2 hereof), Buyer shall deliver a cashier's or certified check or an unconditional and irrevocable "Letter of Credit" in the amount of ONE MILLION, SEVEN HUNDRED AND TEN THOUSAND AND NO/100 DOLLARS ($1,710,000.00) substantially in the form attached hereto as Exhibit "A-1" issued by an issuer with an office in the Continental United States (the "Original Letter of Credit" or the "Additional Earnest Money Deposit")(The Initial Earnest Money Deposit, the Original Letter of Credit and any Substitute Letter of Credit, as defined below shall sometimes be referred to as the "Total Earnest Money Deposit").
Any interest earned on the Total Earnest Money Deposit, or any part thereof, shall be reported as income to Buyer. The Total Earnest Money Deposit shall be held by the Escrow Agent pursuant to a separate escrow agreement entered into this day by Seller, Buyer and Escrow Agent (the "Escrow Agreement"). If the Original Letter of Credit or any Substitute Letter of Credit by its terms will expire while it is being held by the Escrow Agent under the Escrow Agreement or while it is deposited with a Clerk of Court pursuant to the terms of the Escrow Agreement, then the Buyer shall provide to the Escrow Agent or the Clerk of Court, as applicable, a substitute letter of credit at least one (1) day prior to the expiration date of the Original Letter of Credit or any Substitute Letter of Credit, as applicable, which substitute letter of credit shall be issued by a bank reasonably acceptable to the Seller and which has an expiration date occurring at least six (6) months after the expiration date of the then current term of the Original Letter of Credit or any Substitute Letter of Credit, as applicable, and which is otherwise to the same tenor and affect as the Original

Letter of Credit (the "Substitute Letter of Credit") (the Original Letter of Credit and the Substitute Letter of Credit, if any, shall sometimes be referred to as the Letter of Credit). If the Buyer fails to provide the Substitute Letter of Credit in accordance with the previous sentence, on or before one (1) day prior to expiration date of the Original Letter of Credit or any Substitute Letter of Credit, as applicable, the Escrow Agent is hereby authorized to immediately draw on the Letter of Credit, whereupon the Escrow Agent shall immediately deposit the same or deliver the same to the same Clerk of Court holding the Total Earnest Money Deposit, as applicable, to be held by the Escrow Agent or such Clerk of Court, as applicable, pursuant to the terms of the Escrow Agreement (including the deposit of the proceeds in the same account that the Initial Earnest Money Deposit is being held) or in the same manner the Clerk of Court is holding the Total Earnest Money Deposit, as applicable.

     2.2 Cash at Closing. On the Closing Date, Buyer shall pay to Escrow Agent for the account of Seller the Purchase Price in cash (subject to the prorations and adjustments set forth in Paragraph
5.3 or as otherwise provided under this Agreement) in immediately available U.S. funds by wire transfer as more particularly set forth in Paragraph 5.2 of this Agreement. At the Closing, the Escrow Agent shall simultaneously with the payment of the Purchase Price by Buyer deliver the Total Earnest Money Deposit to Buyer.

3.   Title Matters.

     3.1 Surveys. Within five (5) business days after the Seller executes this Agreement, Seller shall deliver to Buyer a copy of the most recent surveys of the Project in Seller's possession (the "Surveys"). If Buyer desires updates of the Surveys, it has the right to obtain the same at its sole cost and expense so long as such updates are made by duly licensed surveyors (the "Updated Surveys"). The Updated Surveys shall be certified to Seller, as well as Buyer, Buyer's Permitted Assignees and Buyer's intended mortgagee(s) and the title company which will issue the title policies at the Closing (the "Title Company") (as defined below).


     3.2 Title Information. Within five (5) business days after full execution of this Agreement, Seller shall (at its sole cost and expense) deliver or cause to be delivered to Buyer the following items:

          3.2.1 Title Commitment. A title commitment (the "Title Commitment") covering the Real Property issued by Lawyers Title Insurance Corporation through its agents, Shear, Newman, Hahn & Rosenkranz, P.A. ("Title Company") which binds the Title Company to issue at Closing an Owner's Policy of Title Insurance (ALTA Owner's Policy Form B-1970 (Amended 10/17/70, 10/17/84 and 10/17/92 with Florida Modifications) insuring the Real Property in the full amount of the Purchase Price; and

          3.2.2 Title Documents. True and correct copies of any and all documents referred to in the Title Commitment which constitute exceptions or restrictions upon the title of Seller ("Title Documents").

     3.3 Title Review. Buyer shall have until thirty (30) business days after the full execution of this Agreement to review the Surveys, the Updated Surveys, the Title Policies and the Title Commitments (collectively the "Title Materials") and to notify Seller in writing of its objections to anything contained therein ("Objection Notice"). Any items in the Title Materials to which Buyer does not object in the Objection Notice shall be deemed to be "Permitted Exceptions" to title under this Agreement. Seller may attempt to satisfy any objections set forth in the Objection Notice prior to Closing, but Seller shall not be required to do so nor shall Seller be required to incur any cost or expense to do so. Seller must deliver written notice to Buyer on or before seven (7) business days after receipt of an Objection Notice if Seller is unwilling or unable to satisfy any objections in the Objection Notice, and Buyer shall on or before five (5) business days from receipt of such response, either (i) waive such objections and accept such title as Seller is able to convey and by such waiver and acceptance Buyer shall be deemed to have waived any and all claims and/or causes of action against Seller for damages or any other remedies for any and all defects in and/or exceptions to the title to the Project to the extent arising from such waived objections or (ii) terminate this Agreement by notifying Seller in writing on or before five (5) business days from receipt of such notice, in which event the Initial Earnest Money Deposit shall be returned to Buyer and thereafter Seller and Buyer shall have no further obligations or liabilities one to the other hereunder
except as otherwise provided herein.    The items listed on Exhibit
"B" attached hereto as a part hereof, the Leases (as set forth in the Rent Roll attached hereto as Exhibit "L" hereof), zoning ordinances (provided it shall be a condition of Buyer's obligation to close hereunder that such ordinances have not been changed or modified since the expiration of the Inspection Period to the extent that such changed or amended ordinances diminish Buyer's ability on the Closing Date to operate the Project in the manner in which it is being operated on the date hereof), and any standard exceptions printed in the Title Commitments to be included in the title policies to be issued pursuant thereto shall also be deemed to be "Permitted Exceptions." Notwithstanding anything herein, Seller, at its expense, shall prior to closing discharge of record or bond off, if applicable, any mortgage, judgment, mechanic's lien and/or other encumbrance which can be discharged simply by the payment of an ascertainable amount of money affecting all or any part of the Project provided that the same is due to the Seller's actions (and not the actions of third parties', such as tenants of the Project) and further provided that the same is not a Permitted Exception.

4.   Inspection Matters.

     4.1 Project Documents. Buyer acknowledges that Gumberg Asset Management Corp., an affiliated company of Buyer, has been the property manager of the Project since 1988 and as such has expansive knowledge of the properties' operations and physical condition.

     In addition, within five (5) business days after the mutual execution and delivery hereof Seller agrees to provide directly (or through Gumberg Asset Management Corp.)to Buyer (or provide Buyer with the opportunity to inspect) Seller's documents, contracts, leases, books and records, engineering studies, environmental studies, tenant and landlord correspondence, financial reports relating to the operation, expenses and revenues of the Project, 1995 budget; audited financial statements for 1994 and 1993, tenant billings, tenant sales reports, current delinquency reports, real estate and personal property tax bills for the last 3 years, as-built plans, all other plans, service contracts, other contracts, permits, licenses, warranties and other information as reasonably requested and available relating to the ownership, management and operation of the Project (except for (a) privileged and confidential communications between Seller and its counsel or other third parties, (b) any appraisals of the Project; (c) any documents, contracts and other information relating to the Seller or The Prudential Insurance Company of America's relationship to Seller, including, without limitation, Seller's joint venture agreement, and any information specifically prepared for any partner of Seller or any investor in any entity related to Seller; and (d) the Project Management Agreement, as defined below) (collectively, the "Documents"). It is the intention of Seller and Buyer that Seller's only obligation hereunder is to (a) authorize Gumberg Asset Management Corp. to release all Documents in its possession to Buyer and (b) provide directly to Buyer only such information which may only be in the possession of Seller. By execution of this Agreement, Seller hereby authorizes Gumberg Asset Management Corp. to release all Documents in its possession regarding the Project to Buyer.

          All of the Documents are confidential and shall not be distributed or disclosed by Buyer to any person or entity not associated with Buyer or the Transaction (as defined in Paragraph
5.1 hereof). If the Transaction fails to close for any reason whatsoever, Buyer shall return to Seller all of the Documents which Seller has delivered or arranged to be provided to Buyer (including documents obtained from Gumberg Asset Management Corp.) in accordance with this Paragraph 4.1. For the purposes hereof, Buyer's prospective lenders and partners and any Permitted Assignee (as defined below) are deemed to be associated with the Transaction. THE FURNISHING OF ANY MATERIALS, DOCUMENTS, REPORTS, AGREEMENTS OR INFORMATION DESCRIBED ABOVE SHALL NOT BE INTERPRETED IN ANY MANNER AS A REPRESENTATION OR WARRANTY OF ANY TYPE OR KIND BY SELLER, ANY JOINT VENTURE PARTNER OF SELLER, OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, OR OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING EXCEPT AS SET FORTH IN PARAGRAPH 8.2 HEREOF.

     For purposes of this Agreement, the term "Project Management
Agreement" shall mean the Property Management Agreement by and between Seller and Gumberg Asset Management Corp. relating to the Project.

     4.2 Project Inspection. At any time during the period of time beginning on the date of full execution and delivery of this Agreement and expiring thirty (30) business days thereafter ("Inspection Period") Buyer shall have the right to fully inspect the Project (including the

Documents, as defined above), conduct
tests and perform such other due diligence as Buyer deems necessary, in its sole discretion, including, without limitation, the right to make soil tests, roof analyses, environmental tests, and other examinations of the Project as determined desirable by Buyer and deemed necessary by Buyer to accept title to the Project in accordance with the terms of this Agreement without Seller liability except as set forth in Paragraph 8.2 hereof, and to speak with tenants at the Project, at its sole cost and expense, subject to the conditions set forth in Paragraph 4.4 hereof and subject to rights of tenants in the Project. Except as set forth in Paragraph
8.2 hereof, Buyer shall not rely on any representation or warranty of Seller and Buyer shall make such inspections of the Project, market conditions, laws, ordinances, regulations or any other aspects of the proposed Transaction as Buyer deems necessary.
Buyer shall conduct such studies, inspections, tests and investigations in a manner which does not unduly disturb or unduly interfere with the operation, management or use of the Project by Seller, Seller's agents, any tenant of the Project or by any such tenant's customers, invitees or guests and which does not damage or affect the physical structure of the Project.

     Buyer shall be responsible for any and all losses, damages, charges and other costs associated with such inspections and studies, and Buyer covenants and agrees to return the Project at the Buyer's sole cost and expense to the same condition as existed prior to such inspections and studies, normal wear and tear excepted. Buyer agrees not to (i) engage in any activity in or about the Project which directly or indirectly violates the terms of any governmental or quasi-governmental statute, rule, regulation, order or practice, and (ii) allow any liens to arise against the Project as a result of such inspections and studies and agrees to indemnify and hold Seller harmless from and against any and all claims, charges, actions, costs, suits, damages, injuries, or other liabilities (including, but not limited to, reasonable attorney fees and reasonable expenses, but not including Seller's expenses incurred while assisting Buyer during its due diligence investigations) to the extent resulting from Buyer's or its agent's or employee's entry onto the Project prior to Closing. Such indemnity shall survive the Closing or early termination of this Agreement. Prior to becoming liable for such indemnification, Buyer shall have a reasonable opportunity to settle or defend the matter.

     If, for any reason or no reason (other than the reason stated in Paragraph 8.1 (iii) hereof), Buyer delivers written notice of the Buyer's intent to terminate this Agreement to Seller during the Inspection Period then this Agreement shall terminate,whereupon the Initial Earnest Money Deposit shall be returned to Buyer by Escrow Agent (in accordance with the provisions of Paragraph 12.11 hereof). After return of the Initial Earnest Money Deposit in accordance with the terms hereof, neither Seller nor Buyer shall have any further obligations or liabilities one to the other hereunder except as provided by this Paragraph 4.2. However, if upon expiration of the Inspection Period Buyer does not deliver written notice to Seller of Buyer's intent to terminate, then this Agreement shall remain in full force and effect upon deposit of the Additional Earnest Money Deposit and BUYER SHALL BE DEEMED TO HAVE ACCEPTED THE PROJECT AS OF THE LAST DAY OF THE INSPECTION PERIOD ON AN "AS IS" BASIS

AND THE ONLY CONDITIONS PRECEDENT TO CLOSING SHALL
BE THOSE SPECIFICALLY PROVIDED FOR HEREIN.

     Upon the expiration of the Inspection Period, the sole obligation of the Seller with respect to the physical condition of the Project shall be to deliver possession of the Project to Buyer in substantially the same physical condition (excluding normal wear and tear and casualty damage except as set forth in Paragraph 10.1 hereof) as existed on the last day of the Inspection Period and BUYER HAS AGREED TO ACCEPT POSSESSION OF THE PROJECT ON THE CLOSING DATE ON AN "AS IS" BASIS. BUYER AGREES THAT THE PROJECT SHALL BE SOLD "AS IS, WHERE IS, WITH ALL FAULTS" WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND, EXCEPT AS SET FORTH IN PARAGRAPH 8.2 HEREOF, SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, (INCLUDING, WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE BUT SPECIFICALLY EXCLUDING THE LIMITED WARRANTY OF TITLE TO BE GIVEN IN THE SPECIAL WARRANTY DEED AS SET FORTH IN PARAGRAPH 5.5.1 HEREOF AND IN THE RELATED CONVEYANCING DOCUMENTS) AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY. ALL THE FOREGOING IS SUBJECT TO ANY EXPRESS CONDITION OR COVENANT CONTAINED HEREIN AND ANY WARRANTY IN THE DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING.

     4.3 AS-IS Defined. For purposes of this Agreement, the term "AS IS" shall mean (without limitation thereon) AS IS with respect to (a) the physical condition of the Project (including defects seen and unseen and conditions natural and artificial), (b) title to the Real Property as disclosed by the Title Commitment, subject only to (a) the Permitted Exceptions and (b) any items which arise subsequent to the expiration of the Inspection Period and prior to the Closing Date if waived in writing by Buyer, (c) the Documents and any other documents, agreements or restrictions relating to the operation of the Project and previously disclosed to Buyer (including matters disclosed on the Surveys) and not affecting title thereto, and (d) all laws, ordinances, rules and regulations to which the Project is subject under any applicable governmental or regulatory jurisdiction, provided that it shall be a condition of Buyer's obligation to close hereunder that none of the same diminish Buyer's ability on the Closing Date to operate the Project in the manner in which it is being operated on the date hereof.

     4.4 Access to the Project. During the Inspection Period Buyer or one or more representatives of Buyer shall have access to the Project (subject to the rights of tenants under the Leases and subject to the terms and conditions set forth in Paragraph 4.2 hereof) at reasonable times during normal business hours if Buyer notifies Seller not fewer than twenty-four (24) hours in advance of the time Buyer desires access to the Project, provides Seller with a proposed schedule of Buyer's inspections, coordinates its inspections with Seller or the Project Manager (as directed by Seller) and Buyer conducts such inspections in a manner which does not interfere with the operations of the Project or unduly disturb the employees or the tenants of the Project. At Seller's option, Buyer shall be accompanied by a representative of Seller during any such visit to the Project. Seller agrees to either provide such representative or to waive the foregoing requirement, in either case within 24 hours after receipt of the above mentioned notice from Buyer. The Inspection Period shall automatically be extended by one day for each day or portion thereof that Seller fails to timely comply (a) with the immediately preceding sentence and/or
(b) with Seller's obligations under Sections 3.1 or 3.2 hereof, provided that Buyer has provided Seller with written notice of such failure promptly after such failure.

     4.5 Operation and Maintenance Prior to Closing. Until the time of Closing, Seller shall operate the Project in the ordinary course of business and shall maintain the Project in substantially the same manner as it is currently being maintained. Notwithstanding the preceding sentence, Seller shall not be required to make any capital improvements or repairs to the Project unless required by law or unless necessary in order to operate the Project in the ordinary course of business.

     4.6 Hazardous Materials. In addition to and not by way of limitation of the sale of the Project on an "AS IS" basis under this Agreement, Buyer acknowledges receipt of a true and correct copy of those certain environmental assessment reports, dated March 22, 1995, prepared by Dames & Moore, Inc. (Job No. 23639-005-024) ("Environmental Assessment Reports"). The Environmental Assessment Reports are furnished for informational purposes only and do not disclose the presence of asbestos or hazardous or toxic materials at the Project but are not comprehensive surveys of the Project for all forms of asbestos containing materials or all hazardous or toxic materials. Buyer shall not rely on and Buyer hereby represents to Seller that it has not relied on the Environmental Assessment Reports. Buyer acknowledges being informed by Seller
(i) that Seller's knowledge regarding the presence or absence of asbestos at the Project and the presence or absence of other hazardous or toxic materials at the Project is limited to the Environmental Assessment Reports and the information described below and (ii) that Seller has not made any inquiry beyond the Environmental Assessment Reports. Seller makes no representations or warranties whatsoever to Buyer regarding: (i) the Environmental Assessment Reports (including, without limitation, the contents and/or accuracy thereof), and (ii) the presence, location or scope of any asbestos or any other hazardous or toxic materials or chemicals in, at, or under the Project except as set forth in Paragraph 8.2 hereof. During the Inspection Period Buyer may (but shall not be obligated to) make such studies and investigations, conduct such tests and surveys and engage such specialists as Buyer deems appropriate to fairly evaluate the Project and its risks from an environmental and hazardous or toxic materials and chemicals standpoint, provided that all such studies, investigations, tests and surveys are performed under the supervision of a third party reputable engineer licensed in the State of Florida (collectively, "Buyer's Environmental Reports"). If Buyer's Environmental Reports disclose the presence of any asbestos or other hazardous or toxic materials at the Project which under current applicable law must, at the present time or in the foreseeable future in connection with the ordinary course of business at the Project, be encapsulated, removed or otherwise dealt with, including, without limitation, ongoing compliance program or remediation, then at Buyer's election, to be exercised by written notice given to Seller during the Inspection Period (the" Environmental Notice"), which notice shall be accompanied by the Buyer's Environmental Reports which explains in detail (i) the environmental issue for which the Buyer claims reimbursement and (ii) the estimated cost of the necessary encapsulation, removal or other work, (a) there shall be a reduction of, or a credit against, the Purchase Price at closing in an amount equal to the lesser of the Agreed Remedial Cost (as defined below) or the Cap (as defined below), in which case any encapsulation, removal or other work shall be at the sole cost and expense of Buyer, or (b) Buyer may terminate this Agreement. If Buyer fails to give timely notice of termination to Seller, as required hereby, it shall be deemed that Buyer has elected "(a)" above. If Buyer elects, or is deemed to have elected, "(a)" above, representatives of Seller and Buyer shall promptly meet and make a good faith effort to reach agreement on the Agreed Remedial Cost
(as defined below). If Seller and Buyer do not reach such agreement in writing within fifteen (15) days after receipt by Seller of the Environmental Notice, then at Buyer's election, to be exercised by written notice given to Seller within five (5) days after the expiration of such fifteen (15) day period, (a) Buyer may terminate this Agreement or (b) Buyer may waive the items raised in the Environmental Notice, and accept the Project in accordance with the other terms of this Agreement and by such waiver and acceptance Buyer shall be deemed to have waived any and all claims and/or cause of action against Seller for damages or any other remedies for any and all matters raised in the Environmental Notice. The Agreed Remedial Cost shall be defined as either (i) the amount which Buyer and Seller agree is the amount reasonably estimated to encapsulate, remove or otherwise deal with verified environmental issues raised in the Environmental Notice and substantiated by the Buyer's Environmental Reports or (ii) zero ($0) if the Buyer and Seller cannot agree. The Cap shall be defined as $50,000.00. If the Agreed Remedial Cost is greater than the Cap, Seller may or may not agree at its sole discretion to elect to pay the excess of the Agreed Remedial Cost over the Cap by giving written notice to Buyer within five (5) days after Seller and Buyer agree upon the Agreed Remedial Cost in writing, whereupon there shall be a reduction of, or a credit against, the Purchase Price at Closing in an amount equal to the Agreed Remedial Cost. If Seller does not agree to pay the excess of the Agreed Remedial Cost over the Cap within such five (5) day period then at Buyer's election, to be exercised by written notice given to Seller within five (5) days after the expiration of such five (5) day period, (a) Buyer may terminate this Agreement or (b) Buyer may waive the items raised in the Environmental Notice, and accept the Project in accordance with the other terms of this Agreement (in which case Buyer shall receive a reduction of, or a credit against the Purchase Price at Closing in an amount equal to the Cap) and by such waiver and acceptance Buyer shall be deemed to have waived any and all claims and/or causes of action against Seller for damages or any other remedies for any and all matters raised in the Environmental Notice. Upon receipt of a notice pursuant to the terms of this Paragraph 4.6, any portion of the Total Earnest Money Deposit paid hereunder shall be returned to Buyer in accordance with the terms of the Escrow Agreement and this Agreement shall be deemed terminated and of no further force and effect and both parties shall be released from all liabilities and obligations under this Agreement. Notwithstanding anything also contained herein, Seller hereby discloses to Buyer that there is the possibility of an environmental issue relating to the dry cleaner located at Pine Island. Furthermore, by its execution of this Agreement, Buyer hereby agrees that if it does not terminate this Agreement prior to the expiration of the Inspection Period or otherwise as provided in this Paragraph 4.6 that at that time it hereby: (a) acknowledges that it has satisfied itself as to the existence or absence of asbestos, asbestos-containing materials or hazardous and/or toxic materials at, on or in the Project, including whether or not the environmental issue relating to the dry cleaner located at Pine Island exists or not; (b) as of Closing Buyer releases Seller from any and all liability to Buyer and to Buyer's successors in interest attributable to the presence, discovery, or removal of any hazardous or toxic materials or chemicals in, at, or under the Project, including, without limitation, any hazardous material relating to the dry cleaner located at Pine Island, and (c) as of Closing, as between Buyer and Seller, takes responsibility and liability for all obligations attributable to any hazardous or toxic materials or chemicals in, at, or under the Project, including, without limitation, any hazardous material relating to the dry cleaner located at Pine
Island. The agreements of Buyer set forth in the preceding sentence are intended to clarify that it is the intent of the parties that environmental matters be included within the "AS IS" basis of the sale of the Project to Buyer, and notwithstanding the agreement of Buyer in subsections (b) and (c) of the preceding sentence, Buyer shall not be liable to Seller, or responsible to Seller in any respect, for any cleanup or remediation obligations with respect to the Project attributable to any hazardous or toxic materials or chemicals in, at or under the Project prior to the Closing (such release by Seller of cleanup or remediation responsibility on the part of Buyer shall not apply in respect of hazardous materials or chemicals in, at or under the Project introduced to or released at the Project as of or subsequent to Closing) or for any loss or damage Seller may sustain as a result of actions against Seller by third parties. Notwithstanding anything herein to the contrary, the agreements of Buyer set forth in this Paragraph 4.6 shall survive the Limitation Date and shall be enforceable at any time.

     4.7 Project Information From Seller. Any reports, analyses, surveys or other documentation prepared by third-party consultants and/or advisors and delivered to Buyer by either Seller or Gumberg Asset Management Corp. have been or will be given without representation or warranty as to their completeness or accuracy. Notwithstanding anything else contained herein, privileged and confidential communications between Seller and its counsel or other third parties shall not be given for review, copying or otherwise
to Buyer.    IT IS THE BUYER'S RESPONSIBILITY TO INSPECT AND REVIEW
ALL FILES AND DOCUMENTS AS BUYER DEEMS NECESSARY. ALL FILES AND DOCUMENTS (OTHER THAN INTERNAL APPRAISALS, STATE OR FEDERAL TAX INFORMATION WHICH ARE CONSIDERED CONFIDENTIAL AND PRIVILEGED AND CONFIDENTIAL COMMUNICATIONS BETWEEN SELLER AND ITS COUNSEL OR OTHER THIRD PARTIES) WILL BE DELIVERED BY OR ON BEHALF OF SELLER TO BUYER OR WILL BE AVAILABLE WHERE THEY ARE CURRENTLY LOCATED FOR BUYER'S INSPECTION, REVIEW AND COPYING.

     4.8 Project Information From Seller's Agents. Subsequent to the date of this Agreement, Buyer may request from Seller's Agents (i.e. broker, Project manager, contractors, or similar individuals or entities engaged by Seller relating to or involving the Project) information or opinions regarding the Project or some aspect of the Project, its history, condition or prospects for future use or development by Buyer. Buyer has been informed that Seller's files may not be complete. Much of the information that Seller and its agents have about the Project was prepared by third parties, therefore such information may not be accurate or complete. Although Seller is willing to cooperate with Buyer, and Seller has instructed its agents to cooperate with Buyer, SELLER IS UNWILLING TO SELL THE PROJECT UNLESS SELLER IS RELEASED FROM LIABILITY BY BUYER FOR (i) STATEMENTS OR OPINIONS MADE BY OR INFORMATION FURNISHED BY SELLER'S AGENTS UNLESS THE STATEMENTS OR OPINIONS MADE BY OR INFORMATION FURNISHED BY SELLER'S AGENTS ARE INCORPORATED AS SELLER REPRESENTATIONS INTO PARAGRAPH 8.2 HEREOF OR THE CLOSING DOCUMENTS EXECUTED BY SELLER (COLLECTIVELY, THE "STATEMENTS"), OR
(ii) INFORMATION WITHHELD BY SELLER'S AGENTS UNLESS SUCH INFORMATION WAS WITHHELD FROM BUYER AT THE EXPRESS DIRECTION OF AN OFFICER OF SELLER AND WAS UNKNOWN TO THE PROJECT MANAGER. ACCORDINGLY, BUYER HEREBY RELEASES SELLER FROM LIABILITY ARISING FROM THE STATEMENTS OR THE WITHHELD INFORMATION.

     4.9 Buyer's Affidavit. It is a condition precedent to the Closing of the Transaction and Seller's obligation to deliver the Special Warranty Deed (as defined in Paragraph 5.5.1 hereof) that Seller receive at Closing from Buyer a fully executed and sworn Affidavit and Agreement in the form attached hereto as Exhibit "B-2" (the "Buyer's Affidavit"). If Buyer fails to deliver the Buyer's Affidavit at the Closing, such failure shall constitute a default by Buyer and Seller shall have all its rights and remedies available to it under Paragraph 9.2 hereof.

5. Closing. Buyer and Seller hereby agree that the Transaction shall be consummated as follows:

     5.1 Closing Date. The transaction contemplated by this Agreement ("Transaction") shall close ("Closing") on or before the later to occur of (i) thirty (30) calendar days following the expiration of the Inspection Period (or at Buyer's option, thirty
(30) calendar days after the expiration of any right of cancellation under Paragraph 4.6 hereof), or (ii) fifteen (15) calendar days after the expiration of the waiting period referenced in Paragraph 12.17 hereof (provided no Enforcement Action, as defined in Paragraph 12.17, has occurred) unless such date is either a Friday, Saturday, Sunday or a legal holiday in which event the Closing shall occur on the next business day thereafter ("Original Closing Date"), provided, however, that Buyer shall have the right one time to elect to extend the Original Closing Date for a period of time not to exceed thirty (30) calendar days upon reasonable prior notice to Seller (the "Extended Closing Date")
(The Original Closing Date and the Extended Closing Date, as applicable, shall be referred to as the "Closing Date"). Notwithstanding anything else contained herein, in no event shall the

Closing Date occur after January 15, 1996. The Closing shall take place at 9:00 a.m. Eastern Time in the offices of the Title Company and Buyer and Seller shall conduct a "pre-closing" on the last business day prior to the Closing Date with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Paragraph 5.2 hereof.

     5.2 Title Transfer and Payment of Purchase Price. Seller agrees to convey title to the Real Property to Buyer by special warranty deed upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Effective upon the delivery of such deed, actual possession (subject to the tenancies existing under the Leases and the risk of loss of the Project as allocated under Paragraph 5.3.6 hereof and the Permitted Exceptions) shall pass from Seller to Buyer. Buyer's acceptance of such deed shall be deemed to be the full performance and discharge of any and all of Seller's obligations hereunder, except those expressly set forth in Paragraph 8.3 hereof to survive until the Limitation Date. Provided Seller has complied with all of its obligations under this Agreement and all conditions precedent to Closing have been satisfied by the Closing Date, Buyer agrees to deliver the cash payment specified in Paragraph 2.2 hereof by timely delivering the same to the Escrow Agent no later than 2:00 p.m.Eastern Time on the Closing Date and unconditionally directing the Escrow Agent to deposit the same in Seller's designated account pursuant to a mutually agreed upon closing instruction letter. If Seller is unable to confirm receipt of the funds by the Escrow Agent by such time, at Seller's option this Agreement shall terminate unless Buyer is able to evidence to Seller's reasonable satisfaction that Buyer has given unconditional instructions for the deposit and transfer of funds to the Escrow Agent in the amount of the full Purchase Price (i.e. a federal bank wire confirmation number). Buyer shall pay to Seller one (1) day's interest on the unpaid funds at the then current Federal Funds Rate for each and every day that the funds are not timely received as set forth above up to a maximum period of two (2) business days, after which, if funds have still not been received by the Escrow Agent, Buyer shall be in material default hereunder and Seller may terminate the Agreement and all obligations to Buyer hereunder.

     5.3 Adjustments and Prorations. The following adjustments and prorations shall be made at Closing:

          5.3.1     Lease Rentals and Security Deposits.   Seller
     shall be entitled to all rents (including any percentage rent and any accrued tax and operating expense escalations, subject to the provisions of Paragraph 5.3.7 hereof), charges, and other revenue of any kind attributable to any period under the Leases to but not including the Closing Date, except Seller shall not be entitled to any monies, whenever collected, relating to Outstanding Tenant Matters. Buyer shall be entitled to all rents (including any percentage rent and any accrued tax and operating expense escalations, subject to the provisions of Paragraph 5.3.7 hereof), charges and other revenue of any kind attributable to any period under the Leases on and after the Closing Date. Rents and expense escalations or other reimbursements due landlord under the Leases collected prior to the Closing Date and attributable to both Seller's and Buyer's period of ownership shall be prorated as of the

     Closing Date.  Uncollected rents and
     expense escalations or other reimbursements due landlord under the Leases shall not be prorated at the time of Closing, but, for a period of ninety (90) days after the Closing Date, Buyer shall make and shall cause Gumberg Asset Management Corp. to make a good faith effort (excluding, at Buyer's election, litigation or threatened litigation) to collect the same on Seller's behalf (including, without limitation, the accounts receivable due from Builder's Square and Publix) and to tender the same to Seller upon receipt, provided that all rents, escalations and other reimbursements due landlord under the Leases collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. If Buyer or Gumberg Asset Management Corp. institutes litigation in order to collect uncollected rents, expense escalations or other reimbursements due landlord under Leases, the costs of such litigation (including any reasonable attorney's fees) shall be prorated between Seller and Buyer in the same proportion that any such collected rents, expense escalations or other reimbursements are allocated pursuant to the previous sentence. Except as provided below, after the Closing Buyer shall have an exclusive right to collect the sums due Seller under the Leases. Seller hereby retains its rights, however, to continue to pursue any tenant under the Leases (except Outstanding Tenant Matters, as defined in Paragraph 1.5) for sums due Seller for periods attributable to Seller's ownership of the Project, provided, however, that Seller's rights after Closing shall not include actual or threatened eviction of any such tenant. Buyer shall receive a credit against the Purchase Price for all security deposits and pre-paid rentals held by Seller under the Leases. The cost of any tenant improvements, brokerage commissions and/or rental concessions with respect to leases for the Project entered into after the date of full execution of this Agreement and approved by Buyer in accordance with Paragraph 6.2 hereof shall be prorated as of the Closing Date based on each party's status as the landlord for the remainder of the then current rent paying term of each applicable Lease. The provisions of this Paragraph 5.3.1 shall survive the Closing and the delivery of the Deed.

          5.3.2 Real Estate and Personal Property Taxes. Real estate and personal property taxes shall be prorated as of the Closing Date. Seller shall pay all real estate and personal property taxes attributable to the Project to, but not including, the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding tax year, and such proration shall be adjusted in cash between Seller and Buyer upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs differ from the amounts used at Closing and in accordance with the provisions of Paragraph 5.3.7 hereof.

     Certified, confirmed and ratified special assessment liens as of the date of Closing are to be paid by Seller. Pending liens as of the date of Closing shall be assumed by Buyer provided, however, that where the improvement has been substantially completed as of the date of this Agreement, such pending lien shall be considered as certified, confirmed or ratified and Seller shall, at Closing, be charged an amount equal to the last estimate by the public body of the assessment for the improvement.

     If any real estate tax or personal property tax reduction proceedings have been commenced by Seller or are pending as of the Closing Date with respect to any period prior thereto, no right, title or interest in such proceedings shall be assigned to Buyer and all proceeds and/or awards resulting therefrom shall be paid to Seller; provided that Seller shall deliver to Buyer the portion (after any and all appeals are deemed final and the refund is received), if any, of such proceeds and/or awards payable to any tenant pursuant to its Lease (collectively, the "Tenant Refund Monies"), and further provided that the remaining portion of any such proceeds and/or awards applicable to the year in which the Closing occurs, less the reasonable costs of obtaining the same, shall be apportioned between Seller and Buyer in proportion to their respective periods of ownership of the Project during such year and shall be paid after any and all appeals are deemed final and the refund is received. Buyer agrees to promptly refund to the applicable tenants under the Leases the full amount of the Tenant Refund Monies to the extent the Landlord is obligated under the Leases. Buyer agrees to indemnify, defend and hold harmless Seller from any loss, cost, claim, liability, expense or demand of whatever nature caused directly or indirectly by the misapplication of the Tenant Refund Monies or the failure of Buyer to refund the Tenant Refund Monies, or a portion thereof, in accordance with the terms of the Leases.

            All taxes imposed due to a change of use of the Project after the Closing Date shall be paid by Buyer. The provisions of this Paragraph 5.3.2 shall survive the Closing and the delivery of the Deed.

          5.3.3 Project Operating Expenses. Operating expenses for the Project (including the cost of all Service Contracts unless such Service Contracts are canceled pursuant to the terms hereof) shall be prorated as of the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Project for the period prior to, but not including, the Closing Date (except for those separately metered utility charges payable by tenants directly to the utility companies in accordance with the Leases) and Buyer shall pay all utility charges (except for those separately metered utility charges payable by tenant directly to the utility companies in accordance with the Leases) and other operating expenses attributable to the Project on or after the Closing Date. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Project. Buyer shall arrange with such services and companies to have accounts opened in Buyer's name beginning at 12:01 a.m. on the day following the Closing Date.

          5.3.4 Recording Fees. Buyer shall pay all recording fees imposed with respect to the recording of the Deed and any financing documents entered into by Buyer.

          5.3.5 Closing Costs. Seller shall pay the cost of preparing this Agreement and the Closing Documents, the cost of the title insurance searches, the Title Commitment and the title insurance policy issued pursuant thereto issued at the minimum promulgated rate with no endorsements and attorney's fees incurred by Seller in connection with the Closing and any other costs or expenses customarily paid by sellers of similar real property in the State of Florida. Buyer shall pay the cost of its inspections, the cost of the Updated Survey, if any, the cost of any endorsements to the Title Commitment or the title policy issued thereto requested by Buyer or its lender(s) and any other costs or expenses customarily paid by buyers of similar real property in the State of Florida and attorney's fees incurred by Buyer in connection with the Closing.

          5.3.6 Insurance. Seller shall cancel all insurance coverage for the Project as of the Closing Date and Buyer shall bear the risk of obtaining insurance coverage for the Project on the Closing Date and for all risk of loss thereafter. Risk of loss prior to the Closing Date shall be borne by Seller.

          5.3.7 Delayed Adjustment. If at any time following the Closing Date the amount of an item listed in any subparagraph of Paragraph 5.3 hereof shall prove to be incorrect, the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing. A final reconciliation between Seller and Buyer shall be performed as soon as possible, but not later than one year after the Closing Date. The provisions of this Paragraph 5.3.7 shall survive the Closing and the delivery of the Deed.

          5.3.8 Documentary Stamp Taxes. Seller shall pay all documentary stamp taxes, and county surtax if applicable, on the Deed based upon the Purchase Price.

          5.3.9 Mortgages. Buyer shall pay all documentary stamp taxes, intangible taxes and all recording fees on any note, mortgage or document evidencing a security interest executed in connection with its placement of debt on the Project.

     5.4  Commissions.

          5.4.1     Fee. If, as and when the Transaction is
     consummated, Seller shall pay to Sonnenblick Goldman Company and Gumberg Asset Management Corp. (collectively, the

     "Agents") commissions pursuant to a confidential commission agreement as payment in full for services rendered in connection with the Transaction. AGENTS HAVE NO AUTHORITY TO MAKE AND HAVE NOT MADE ANY REPRESENTATIONS, WARRANTIES OR OTHER PROMISES REGARDING THE PROJECT TO Buyer AND/OR Buyer'S REPRESENTATIVES OR AGENTS. By its execution of this Agreement, each Agent acknowledges that the Fee is payment in full for all real estate brokerage services rendered by Agents and any participating brokers with whom either Agent was in contact in connection with the Transaction, and each Agent agrees to indemnify Seller and Buyer and to hold both Seller and Buyer harmless from any loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorney's fees) paid or incurred by either Seller or Buyer by reason of any claim to any broker's, finder's, or other fee in connection with the Transaction by any party claiming by, through or under either Agent.

          5.4.2 Reciprocal Indemnities. Seller agrees to indemnify Buyer and hold Buyer harmless from any loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorney's fees) paid or incurred by Buyer by reason of any claim to any broker's, finder's, or other fee in connection with the Transaction by any party claiming by, through or under Seller. Buyer agrees to indemnify Seller and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorney's fees) paid or incurred by Seller by reason of any claim to any broker's, finder's, or other fee in connection with the Transaction by any party (other than the Agents) claiming by, through or under Buyer. Prior to becoming liable for such indemnification, Buyer or Seller shall have a reasonable opportunity to settle or defend the matter.

     5.5 Seller's Closing Documents. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following documents:

          5.5.1 Special Warranty Deed. A special warranty deed in the form attached hereto as Exhibit "C" ("Special Warranty Deed").

          5.5.2 Bill of Sale. A bill of sale in the form attached hereto as Exhibit "D".

          5.5.3 Assignment and Assumption. An assignment and assumption agreement in the form attached hereto as Exhibit
     "E" ("Assignment").

          5.5.4 Non-Foreign Status Certificate. A non-foreign status certificate in the form attached hereto as Exhibit "F".

          5.5.5 Notice to Tenants. Letters to each tenant under the Leases in the form attached hereto as Exhibit "F-1".

          5.5.6     Designation Agreement.  The Designation
     Agreement, the form of which is attached hereto as Exhibit
     "I".

          5.5.7 Affidavit. An Affidavit, the form of which is attached hereto as Exhibit "J".

          5.5.8 Title Clearance Documents. Those documents needed to clear matters raised in an Objection Notice (as defined in Paragraph 3.3) to the extent not waived by Buyer pursuant to the terms of Paragraph 3.3.

          5.5.9 Notice to Issuers of Guarantees and/or Warranties. Written notices, signed by Seller and addressed to those who issued guarantees or warranties then in effect with respect to any part of the Project, indicating that the project has been sold and that Buyer shall have the rights of Seller thereunder subsequent to Closing

          5.5.10    Affidavit.  The Affidavit referred to on
     Section 8.2.

          5.5.11 Certified Rent Roll. A certified rent roll as required by Paragraph 8.2 hereof.

          5.5.12 Closing Statement. A closing statement in customary form evidencing the Purchase Price and all adjustments and prorations required hereby (the "Closing
     Statement").

          5.5.13    Authority Certificate.  A duly executed
     certificate of authority regarding the person signing the closing documents on behalf of the Seller.

          5.5.14 Other Documents. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction, including without limitation, an affidavit sufficient, in Title Company's sole discretion, to delete the parties in possession, the mechanic's lien and the gap exceptions from the Title Policy.

     The foregoing documents shall be duly executed and acknowledged at the time of Closing.

     5.6 Buyer's Closing Documents. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following documents:

          5.6.1 Buyer's Affidavit. The Buyer's Affidavit, the form of which is attached hereto as Exhibit "B-2", duly executed and acknowledged by Buyer.

          5.6.2     Closing Statement.  The Closing Statement.

          5.6.3     Assignment and Assumption Agreement.  The
     Assignment and Assumption Agreement referred to above, executed and acknowledged by Buyer.

          5.6.4     Designation Agreement.  The Designation
     Agreement, in the form of which is attached hereto as Exhibit
     "I".

          5.6.5 Other Documents. Such other documents as may be reasonably required by the Title Company or as may be mutually agreed upon by Buyer and Seller, both as to form and content, in their reasonable discretion to consummate the transaction. (Seller and Buyer agree to use their best faith efforts to agree to the form and content of such documents during the Inspection Period to the extent possible given the then state of information available to both parties).

     5.7 Other Deliveries. At the Closing, the following shall occur:

          5.7.1 Keys and Original Documents. Seller shall direct the Project Manager to deliver to Buyer keys to all locks on the Project (in Project Manager's possession) and original or, if originals are not available, true and correct copies of the tenant space leases encumbering the Project on the Closing Date ("Leases"), warranties, guarantees, service contracts encumbering the Project on the Closing Date (the "Service Contracts") (unless canceled as set forth herein) and commission agreements encumbering the Project on the Closing Date, and all other items constituting Intangible Personal Property to the extent in Seller's possession.

          5.7.2 Evidence of Authority. Seller and Buyer shall deliver to the Title Company such documents as may be reasonably required by the Title Company to evidence the capacity of the parties hereto and the authority of the persons executing any documents on behalf of the parties hereto.

          5.7.3 Letter of Credit and the Initial Earnest Money Deposit. The Letter of Credit and the Initial Earnest Money
     Deposit shall be returned to Buyer by the Escrow Agent.

     5.8 Service Contracts. Buyer and Seller acknowledge that Seller is subject to certain Service Contracts relating to the operation of the Project as listed in Exhibit "K" hereto. Most of the Service Contracts are terminable upon thirty days' notice. Buyer agrees to give Seller notice by the end of the Inspection Period of those Service Contracts Buyer does not wish to assume as of the Closing and Seller agrees to terminate such Service Contracts (but only if it can do so without cost or other obligation to Seller). If Buyer fails to provide such timely notice, Buyer shall accept the liability of the Service Contracts as of the Closing. The Project

Management Agreement (as defined in Paragraph 4.1 hereof) is not considered a Service Contract and will be terminated by Seller, effective on the Closing Date.

6.   Lease Issues.

     6.1 Leasing Commissions. Seller shall indemnify and hold Buyer harmless from any claims for leasing commissions payable during the current terms of the Leases (specifically excluding therefrom any Future Commissions). For purposes of this Agreement, Future Commissions shall mean any leasing commissions arising out of future exercise of renewal terms or options or rights to expand relating to any existing Leases and any leasing commissions relating to any new leases which arose or accrued subsequent to the date of full execution of this Agreement. If the Transaction is consummated, Buyer shall indemnify and hold Seller harmless from the Future Commissions and any costs payable under Paragraph 6.2 hereof. Prior to becoming liable for such indemnification, Buyer shall have a reasonable opportunity to settle or defend the matter. Buyer agrees to cooperate with and to assist Seller (at no cost or expense to Buyer) in attempting to obtain a complete release of liability for payment of the Future Commissions with Buyer thereby formally assuming such obligations.

     6.2 New Leases. If the Transaction is consummated, Buyer shall (i) reimburse Seller on the Closing Date for an amount equal to the product derived when Buyer's Pro Rata Share (as defined below) is multiplied by any and all reasonable and necessary fees actually paid by Seller, Future Commissions (as defined in Paragraph 6.1 above) actually paid by Seller, or reasonable and necessary expenses actually paid by Seller (collectively the "Expenses") arising out of or in connection with (a) any future exercise of extensions, renewals or expansions under the Leases and
(b) any new leases within the Project, all to the extent approved by Seller and Buyer on or after the date of full execution of this Agreement and actually paid by Seller prior to Closing and (ii) indemnify and hold Seller harmless from and against any and all claims for the Expenses which remain unpaid for any reason at the time of Closing. Prior to becoming liable for such indemnification, Buyer shall have a reasonable opportunity to settle or defend the matter. The term "Buyer's Pro Rata Share" shall mean an amount equal to the quotient derived when the number of months that the tenant under the applicable lease is required to pay rent under such lease (excluding free rent months) after the Closing Date is divided by the total number of months such tenant is required to pay rent (excluding free rent months) during the entire term of such lease. If the Transaction is consummated, Seller shall reimburse Buyer on the Closing Date for an amount equal to the product derived when Seller's Pro Rata Share (as defined below) is multiplied by any and all fees, Future Commissions (as defined in Paragraph 6.1 above) or expenses incurred prior to the Closing Date but not paid prior to the Closing Date arising out of or in connection with (a) any extensions, renewal or expansions under the Leases and (b) any new leases within the Project. The term "Seller's Pro Rata Share" shall mean an amount equal to the quotient derived when the number of months that the tenant under the applicable lease is required to pay rent under such lease (excluding free rent months) prior to the Closing Date is divided by the total number of months in the term such tenant is required to pay rent (excluding free rent months) during the entire term of such lease. If Seller desires to execute a renewal, amendment, extension or expansion of a Lease or execute a new lease with a potential tenant for space in the Project after the date hereof but prior to Closing, Seller shall promptly provide Buyer with a copy of the proposed document for its review. Buyer shall advise Seller, in writing, whether or not it approves or rejects such proposed document within three (3) business days after receipt of the proposed document. If Buyer fails to notify Seller within such time period, Buyer shall be deemed to have approved the proposed document. Buyer's approval shall include Buyer's agreement to be responsible and liable, to the extent provided above in this Paragraph 6.2, for costs associated with such lease matter and to reimburse Seller for any lease related expenses, including, but not limited to any legal fees, leasing commissions and tenant finish cost. If Buyer rejects the proposed document, Seller nevertheless retains full right, power and authority to execute such proposed document, and Seller shall promptly advise Buyer of same. Buyer shall advise Seller, in writing, whether or not it elects to terminate this Agreement within three (3) business days after receipt of Seller's notice that Seller has executed the proposed document over Buyer's objection. If Buyer fails to notify Seller within such time period, Buyer shall be deemed to have fully waived any rights to terminate this Agreement pursuant to this Paragraph 6.2.

     6.3 Tenant Evictions. If after the expiration of the Inspection Period, Seller desires to commence an action to evict a tenant under one of the Leases, Seller shall provide Buyer with written notice of such intention (the "Eviction Notice"). Buyer shall have the right to object to such eviction action, provided that such objection is not unreasonably made, by providing written notice of such objection to Seller within three (3) business days after receipt of the Eviction Notice (the "Objection Notice"). If Seller does not receive the Objection Notice in said three (3) business days time period, Seller is free to proceed with the eviction listed in the Eviction Notice. If Seller does receive the Objection Notice in said three (3) business days time period, Seller is not entitled to proceed with the eviction listed in the Eviction Notice.

7. Estoppel Letters. (a) Seller shall use its best efforts (excluding, at Seller's election, litigation or threatened litigation) to obtain and deliver to Buyer, not less than ten (10) days prior to the Closing Date (the "Estoppel Deadline") an executed tenant estoppel certificate in the form attached hereto as Exhibit "G" from each tenant at the Project dated not less than ten
(10) days and not more than twenty (20) days prior to the Closing Date or any Extended Closing Date (the "Tenant Estoppel Letters"). At a minimum, however, Seller shall obtain and deliver to Buyer at Closing a Tenant Estoppel Letter from each Anchor Tenant (as defined below) and Tenant Estoppel Letters from the remainder of the non-Anchor Tenants under leases which collectively lease 80% or more of the remaining gross leasable area of the Project at the time of closing (the "Required Non-Anchor Estoppel Letters") (In total the Anchor Tenant Estoppel Letters and the Required Non-Anchor Estoppel Letters equals the Estoppel Standard). In the event Seller cannot for any reason obtain and deliver Tenant Estoppel Letters from 100% of the Anchor Tenants and non-Anchor Tenants at the Project on the Closing Date (the "Remainder Tenants"), Seller shall deliver at the Closing to Buyer one or more Seller's (landlord) estoppel letters in the form attached hereto as Exhibit "N" ("Seller's Estoppel Letter"), in substitution for any missing or stale-dated Tenant Estoppel Letters. Any Seller's
Estoppel Letter shall be effective and enforceable against Seller through the earlier to occur of the expiration or early termination of a Lease or the Limitation Date; provided that if Seller shall obtain a Tenant Estoppel Letter from any such tenant after delivery of such Seller's Estoppel Letter, Buyer shall return the previously delivered Seller's Estoppel Letter which shall thereafter be without further force or effect. Upon receipt of a Tenant Estoppel Letter consistent with this Paragraph 7, Buyer shall rely exclusively on such Tenant Estoppel Letter and the copy of any Lease attached thereto rather than the Documents as they relate to the Lease. For purposes of this Agreement, the following tenants at the Project shall constitute an "Anchor Tenant": Publix, Rite Aid, Builder's Square, Linen Supermarkets, AMC Theatre and Happy Days Skate & Putt.

     (a) If on or before the Estoppel Deadline Seller fails to deliver Tenant Estoppel Letters sufficient to satisfy the Estoppel Standard, then Buyer shall either (1) accept the Tenant Estoppel Letters delivered to Buyer, and the parties shall proceed to Closing without abatement of the Purchase Price subject and pursuant to the other terms of this Agreement, or (2) notify Seller in writing not less than five (5) days prior to the Closing Date of such insufficiency, whereupon Seller shall have ten (10) days after receipt of such notice to deliver a sufficient number of Tenant Estoppel Letters to satisfy the Estoppel Standard, and Closing shall be extended to the extent necessary. If Seller fails to deliver the Tenant Estoppel Letters sufficient to satisfy the Estoppel Standard within such ten (10) day period, Buyer shall have the right to terminate this Agreement by giving written notice to Seller on or before such Extended Closing Date. If Buyer duly exercises such right of termination, Escrow Agent shall return in accordance with the terms of the Escrow Agreement the Total Earnest Money Deposit including, without limitation, the Letter of Credit, to Buyer, this Agreement shall be null and void (except for any indemnity or liability of Buyer pursuant to Paragraph 4.2 hereof), the Documents shall be returned to Seller by Buyer, and neither party shall have any further obligations hereunder. If Buyer does not duly exercise such right to terminate this Agreement, Buyer shall be deemed to have waived its right to do so and Closing shall occur as described in this Agreement, without postponement or reduction of the Purchase Price. Except as provided herein with respect to Seller's Estoppel Letters, Buyer specifically releases Seller from all liability and obligation as to the non-conformity of any Tenant Estoppel Letter if the Tenant executing such Tenant Estoppel Letter modifies the form of, or refuses to execute or provide all of the information required by, such Tenant Estoppel Letter and Buyer nevertheless thereafter proceeds with the closing of the transaction contemplated hereby. Seller makes no representation or warranty whatsoever, express or implied, as to the content, completeness or accuracy of any of the information set forth in any Tenant Estoppel Letter.

     (b) If Buyer, in its reasonable discretion, finds any of the Tenant Estoppel Letters or Seller's Estoppel Letters then presented to it (if any) to be objectionable (other than for an item shown on the Delinquency List, as defined below), then Buyer may, before the Closing Date, give notice to Seller citing its objections. If (1) Buyer does not give Seller such notice on or before the Closing Date, Buyer shall have no further right to raise such objections and shall be required to accept all Tenant Estoppel Letters and Seller's Estoppel Letters (if any) as then presented; or (2) Buyer does give such notice on or before the Closing Date, Buyer shall have no further right to raise any objections other than those cited in Buyer's notice.

     (c) Upon receipt by Seller of a timely and proper notice of objection by Buyer, Seller shall have the right, exercisable only by giving notice to that effect to Buyer within five (5) business days after receiving Buyer's notice, to elect in its sole and absolute discretion (1) to decline to take any action, or (2) to agree to attempt to remedy any such objections within ten (10) days of receipt by Seller of Buyer's notice, whereupon the Closing shall be extended to the extent necessary. If notice of Seller's election is not timely given, subparagraph (2) above shall apply.

     (d) If Seller elects Option (1) in Subparagraph (c) above, then Buyer shall have the right, exercisable only by giving notice to that effect to Seller (with a copy to Escrow Agent) within five
(5) business days after receiving Seller's notice, to terminate this Agreement. If Buyer duly exercises such right of termination, Escrow Agent shall return in accordance with the terms of the Escrow Agreement the Total Earnest Money Deposit, including without limitation, the Letter of Credit, to Buyer, the Documents shall be returned to Seller by Buyer, this Agreement shall be null and void (except for any indemnity of Buyer pursuant to Paragraph 4.2 hereof) and neither party shall have any further obligations hereunder. If Buyer does not duly exercise such right of termination, then Buyer shall have no further right to raise any such objections and Closing shall occur as described in this Agreement, without postponement or reduction of the Purchase Price.

     (e) If Seller elects Option (2) in Subparagraph (c) above, then Seller shall commence to cure such objections, using reasonable efforts; provided, however, that Seller shall not be required to institute any litigation with respect to any such objections. If Seller fails to cure such objections within such ten (10) day period, then Buyer shall have the right, exercisable only by giving notice to that effect to Seller (with a copy to Escrow Agent) within five (5) days after the end of such (10) day period to terminate this Agreement. If Buyer duly exercises such right of termination, Escrow Agent shall return in accordance with the terms of the Escrow Agreement the Total Earnest Money Deposit, including, without limitation, the Letter of Credit to Buyer, the Documents shall be returned to Seller by Buyer, this Agreement shall be null and void (except for any indemnity of Buyer pursuant to Paragraph 4.2 hereof) and neither party shall have any further obligations hereunder. If Buyer does not duly exercise such right of termination, then (1) Buyer shall have no further right to raise such objections, (2) at Closing, Buyer shall accept the Project without any reduction in the Purchase Price on account of such objection, and (3) Seller shall have no express or implied obligation whatsoever to cure such objections. If Seller cures such objections within such ten (10) days, then the Closing contemplated hereby shall occur in accordance with the other terms of this Agreement.

     (f) The procedure set forth in this Paragraph 7 shall be Buyer's sole rights and remedies with regard to any such objections to the Tenant Estoppel Letters. Buyer shall have no right to take any other action or assert any claim or cause of action against Seller based upon any such objection to the Tenant Estoppel Letters.

     (g) The parties hereto acknowledge that Seller shall not be required to obtain more than one set of estoppel letters for the benefit of Buyer and any assignee or mortgagee, in the aggregate, subject to Seller's duty to supplement any stale-dated Tenant Estoppel Letter as provided herein.

     (h) Seller shall have no obligations regarding tenant estoppel letters other than as specifically set forth herein.

     (i) The Delinquency List is a list of all items which would appear as exceptions to a "clean" Tenant Estoppel Letter which are known to Gumberg Asset Management Corp. The Seller and Buyer agree that the Delinquency List as of the date hereof is that shown on Exhibit "R". Seller agrees to cause Gumberg Asset Management Corp. to update the Delinquency List on a weekly basis through the date five (5) days prior to the end of the Inspection Period, the result of which is that the Delinquency List as updated through the end of the Inspection Period is the applicable Delinquency List for the purposes of Subparagraph (b) above.

8.   Representations and Warranties.

     8.1 Buyer. In consideration of Seller withdrawing the Project from the market, Buyer represents and warrants to Seller that (i) Buyer has full power and authority to enter into this Agreement and to assume and perform all of Buyer's obligations under this Agreement; (ii) the person executing this Agreement on behalf of Buyer has been duly authorized and is empowered to bind Buyer to this Agreement; (iii) Buyer acknowledges that there is a possibility that the Rite Aid store may "go dark" as a result of the sale to Eckerd and that Buyer shall not have the right to terminate this Agreement pursuant to Paragraph 4.2 hereof due to this possibility occurring or the financial impact of such an occurrence; (iv) there is the possibility of an environmental issue relating to the dry cleaner located at Pine Island; (v) Buyer acknowledges that Gumberg Asset Management Corp., an affiliate of Buyer, has been the property manager of the Project since 1988 ; and (vi) Buyer's obligations hereunder will not be contingent on Buyer's ability to obtain financing or financing considerations.

     8.2 Seller. Seller represents and warrants to Buyer that (i) subject to the provisions set forth in Paragraph 11 hereof, Seller has full power and authority to enter into this Agreement and to assume and perform all of Seller's obligations under this Agreement and the person executing this Agreement on behalf of Seller has been duly authorized and is empowered to bind Seller to this Agreement; (ii) the limited special warranty of title set forth in the Special Warranty Deed shall be true and correct at the time of Closing; (iii) subject to Paragraph 11 hereof, this

Agreement and the Documents do not and will not conflict with any agreements by which Seller is bound or any present judgment, or court order;
(iv) Seller has received no written notice from any insurance company stating that hazard insurance will no longer be obtainable for the Project; (v) Seller has received no written notice of pending or contemplated condemnation proceedings affecting the Project; (vi)
To Seller's best knowledge, Seller is not a party to any litigation that would in any manner materially affect the Project, except the Outstanding Tenant Matters and any other matters disclosed on Exhibit "O". Seller shall give Buyer prompt notice of the commencement prior to the Closing Date, of any litigation (unless the litigation is brought by Buyer) which materially affects the Project, and if any litigation against Seller which materially affects the Project occurs prior to Closing hereunder, Seller will hold Buyer harmless respecting same (unless the litigation is brought by Buyer); (vii) Seller has received no written notice of any (and, to Seller's best knowledge, there exists no) pending change in any governmental regulation or private restriction applicable to the Project, nor any other pending event, which would result in any change in the condition of the Project as it exists on the date of this Agreement, nor limitation on, or impediment to, the operation of the Project as it is operated on the date hereof;
(viii) Seller has received no written notice of any (and, to Seller's best knowledge, there exists no) pending event which would result in the termination of any existing parking spaces at the Project, nor the current access from the Project to any existing public highways or roads adjoining or situated on the Project; (ix)
Seller has received no written notice that it has not complied with any applicable law, ordinance, or other governmental requirement respecting the Project; (x) To Seller's best knowledge, Exhibit "M" hereto lists all leasing brokerage commission agreements pertaining to the Project (at Closing, Seller shall deliver to Buyer a then-current Exhibit "M"); (xi) To Seller's best knowledge, all parking spaces serving the Project are part of the Real Property; (xii) All utility facilities serving the Project are in working order and to the best of Seller's knowledge, such utilities have received all necessary permits; (xiii) No person or party has an option to purchase any part of the Project; (xiv) All information to be delivered by or on behalf of Seller to Buyer is true, correct and complete in all material respects to Seller's best knowledge and belief; (xv) Except as set forth in the Environmental Assessment
Reports or previously disclosed to Buyer, Seller knows of no environmental issue affecting all or any part of the Project on the date hereof; and (xvi) Prudential Bache Properties is a general partner of Prudential Acquisition Fund I, L.P. and Prudential
Realty Acquisition Fund II, L.P.

     Seller also represents and warrants the following with regard to the Service Contracts and the Leases:
          (a) All of the existing Leases are set forth in the "Rent Roll" attached hereto as Exhibit "L" (at Closing, Seller shall deliver to Buyer a then-current Exhibit "L" certified by Seller as being true and correct in all material respects);

          (b) All of the existing Service Contracts are set forth in Exhibit "K" attached hereto (at Closing, Seller shall deliver to Buyer a then-current Exhibit "K");

          (c) No contractor under any of the Service Contracts has asserted, and Seller has no knowledge of, any material claim, offset, right of recoupment or defense available to any contractor except as may be set forth on Exhibit "P";

     Seller hereby confirms that Buyer's obligation to close the proposed transaction hereunder is conditioned on all of Seller's representations and warranties herein being true and correct in all material respects as of the Closing Date. On the Closing Date, Seller shall deliver the Affidavit set forth as Exhibit "J". Failure to deliver the same shall constitute a default under this Agreement.

     Seller agrees that in the event of a default as set forth in Paragraph 9.1 hereof pursuant to which Buyer has the right to receive monetary damages, Buyer shall have the right to pursue, in addition to the Seller, Prudential Acquisition Fund I, L.P. and Prudential Realty Acquisition Fund II, L.P. in connection with such monetary damages.

     The only representations, warranties or both given by Seller under this Agreement upon which Buyer may rely are those contained in this Paragraph 8.2.

     8.3 Limitation Date. Buyer and Seller hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought by Buyer against Seller for breach of this Agreement or any representations or warranties under this Agreement or arising out of or in connection with this Transaction shall be forever barred unless
Buyer (a) delivers to Seller, no later than one (1) year after the Closing Date (or such longer period as may be specified in any express warranty hereunder), a written notice of its claim setting forth in reasonable detail the factual basis for such claim and Buyer's good faith estimate of damages arising out of such claim, and (b) files a complaint or petition against Seller alleging such claim in an appropriate Federal District Court in Broward County, Florida (provided such court otherwise has jurisdiction), no later than eighteen (18) months after the Closing Date ("Limitation
Date"). Except for a forcible entry and detainer suit (or similar suit for possession of the Project) filed in the applicable Court in Broward County, the parties hereto hereby each waive any right to file any action in connection with this Agreement in State
Courts for the State where the Project is located and agree to make the forum for any dispute resolution Federal District Court in the County where the Project is located. In no event shall Seller be liable after the Closing Date for its breach of any covenant, representation or warranty if such breach was known to Buyer prior to the Closing Date. The warranties and representations of Seller set forth in Paragraph 8.2 hereof and the agreements of Seller, Buyer or both set forth in Paragraphs 5.3.2, 5.3.5, 5.3.7, 5.4,
6.1, 6.2, 8.2, 9.2, 10.1, 10.2, 12.3 and 12.9 and all of the
representations, warranties, and agreements of Buyer set forth herein shall survive until the Limitation Date, and no action based thereon shall be commenced after the Limitation Date.
Notwithstanding the foregoing, (a) Buyer's representations, warranties and agreements under Paragraphs 4.1, 4.2, 4.6, 4.8 and
5.3.2 hereof and (b) Seller's representations, warranties and agreements , if any, in Paragraph 4.6 hereof shall survive both the Closing and the Limitation Date and shall not merge into the Special Warranty Deed, but shall be enforceable at any time by Seller or Buyer, as applicable .

9.   Default and Remedies.

     9.1 Buyer. If (a) Seller fails to perform any of its material obligations or agreements contained herein (except for permitted terminations set forth herein), (b) Seller's failure to perform is not solely a willful default but rather Seller's inability to close the transaction contemplated hereby is due in whole or in part to an event, circumstance or other matter out of Seller's control and
(c) Buyer is not then in default of any of its material obligations and agreements contained herein, then Buyer may elect one, but only one, of the following as Buyer's sole and exclusive remedy: (i) Buyer may terminate this Agreement by giving written notice of termination and the reasons therefor to Seller, in which event neither Seller nor Buyer shall have any further obligations or liabilities one to the other hereunder (except for any indemnity or liability of Buyer pursuant to Paragraph 4.2 hereof), the Documents shall be returned to Seller and the Total Earnest Money Deposit shall be returned to Buyer including, without limitation, the Letter of Credit; or (ii) thereby waiving all other actions, rights or claims for damages, Buyer may bring an equitable action for specific performance of the terms of this Agreement in accordance with all terms and conditions of this Agreement.

     If (a) Seller fails to perform any of its material objections or agreements contained herein (except for permitted terminations set forth herein), (b) Seller's failure to perform as described above is due solely to Seller's willful refusal to close (rather than (x) an inability in whole or in part to close in accordance with the terms hereof due to an event, circumstance or other matter out of Seller's control, (y) for any refusal to close due to the failure of Seller to obtain the necessary approvals referred to in Paragraph 11 hereof or (z) a failure to close due to a failure of the closing conditions set forth in Paragraph 12.17 hereof), and
(c) Buyer is not then in default of any of its material obligations and agreements contained herein, then Buyer may elect one, but only one, of the following as Buyer's sole and exclusive remedy: (i) thereby waiving all other actions, rights or claims for damages, Buyer may bring an equitable action for specific performance of the terms of this Agreement in accordance with all terms and conditions of this Agreement or (ii) then Buyer may terminate this Agreement by giving written notice of termination and the reason therefore to Seller (the "Termination Notice"), provided however, Seller shall have ten (10) days from the date of the Termination Notice to attempt to cure such default of Seller, in which event the Closing Date shall be extended for such ten (10) day period. If Seller cures such default within such ten (10) days, then Buyer and Seller shall consummate the transaction contemplated hereby in accordance with the terms of this Agreement. If Seller refuses to or fails to cure such default within such ten (10) days, then this Agreement shall be null and void, neither Seller nor Buyer have any further obligations or liabilities one to the other hereunder (except for any indemnity or liability of Buyer pursuant to Paragraph 4.2 hereof), the Documents shall be returned to Seller, the Total Earnest Money Deposit shall be returned in accordance with the terms of the Escrow Agreement to Buyer and Seller shall promptly pay to

Buyer an amount equal to $1,700,000.00 representing liquidated damages for losses sustained by Buyer.

     9.2 Seller. If Buyer fails to close the Transaction in accordance with the terms hereof (except for permitted terminations set forth herein) and Seller is not then in default of any of its material obligations or agreements contained herein, then Seller's sole right and remedy hereunder is to terminate this Agreement, whereupon Seller shall receive the Total Earnest Money Deposit as liquidated damages and shall be entitled to direct the Escrow Agent to draw on the Letter of Credit with the Documents to be returned to Seller and thereafter Seller and Buyer shall have no further obligations or liabilities one to the other hereunder (except for any indemnity or liability of Buyer pursuant to Paragraph 4.2 hereof). Seller's receipt of the Total Earnest Money Deposit (including drawing on the Letter of Credit) as "liquidated damages" is agreed to due to the difficulty, inconvenience and uncertainty of ascertaining actual damages for such breach by Buyer and Buyer agrees that the same is a reasonable and fair estimate of damages. Upon receipt of the proceeds of the Letter of Credit by Escrow Agent, Escrow Agent shall immediately deliver the same to Seller.

10.  Risk of Loss.

     10.1 Casualty. If during or after the Inspection Period, the Project is damaged by any casualty Seller shall immediately notify Buyer in writing of the same ("Casualty Notice"). Buyer's sole right if such a casualty occurs during the Inspection Period is to cancel this Agreement in accordance with Paragraph 4.2 or proceed with Closing as set forth herein without repair of the casualty damage and receive at Closing an assignment of Seller's rights to any insurance proceeds which remain unpaid to Seller in connection with such casualty (to the extent not used by Seller in the restoration of such casualty) and a credit against the Purchase Price in the amount of the deductible under Seller's property casualty insurance coverage for the Project (less any sums paid by Seller in the restoration of such casualty) plus any amounts previously paid to Seller as insurance proceeds in connection with such casualty if such amounts have not already been expended for the repair of the Project. If after the Inspection Period, the Project is damaged by any casualty prior to Closing, Seller shall immediately deliver to Buyer a Casualty Notice. If a casualty occurs after the Inspection Period and if the cost of repairing such damage is estimated by an architect retained by Seller to be:

     (a) equal to or less than TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), then Buyer and Seller shall proceed with Closing as set forth herein, except for any liability or indemnity pursuant to Paragraph 4.2 hereof, and without repair of the casualty damage and Buyer shall receive an assignment of Seller's rights in any insurance proceeds which remain unpaid to Seller in connection with such casualty and a credit against the Purchase Price in the amount of the deductible under Seller's property casualty insurance coverage for the Project plus any amounts previously paid to Seller as insurance proceeds in connection with such casualty, if such amounts have not already been expended for the repair of the Project.

     (b) greater than TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), then Buyer must elect (as its sole and exclusive remedy) to either (i) terminate this Agreement by giving notice to such effect to Seller not later than the earlier to occur of the last business day prior to Closing or fifteen (15) calendar days after receipt of the Casualty Notice (in which event the Total Earnest Money Deposit shall be returned to Buyer and neither Seller nor Buyer shall have any further obligations or liabilities one to the other hereunder) or (ii) proceed with Closing as set forth herein, except for any liability or indemnity pursuant to Paragraph 4.2 hereof, and without repair of the casualty damage and Buyer shall receive an assignment of Seller's rights in any insurance proceeds which remain unpaid to Seller in connection with such casualty and a credit against the Purchase Price in the amount of the deductible under Seller's property casualty insurance coverage for the Project plus any amounts previously paid to Seller as insurance proceeds in connection with such casualty if such amounts have not already been expended for the repair of the Project. Buyer's failure to give timely notice under Paragraph
10.1 (b)(i) shall be deemed to be an election under Paragraph 10.1
(b)(ii).

     If Buyer elects (or is deemed to have elected) option "(ii)" above, Seller agrees to cooperate with Buyer in any loss adjustment negotiations, legal actions and agreements with the insurance company, and to assign to Buyer at Closing its rights to such insurance proceeds and will not settle any insurance claims or legal actions relating thereto without Buyer's prior written consent, which Buyer agrees will not be unreasonably withheld, delayed or conditioned.

     10.2 Eminent Domain. In the event all or a material portion of the Project is taken by eminent domain or becomes subject to a taking by eminent domain or a deed in lieu of condemnation prior to Closing, Seller shall immediately notify Buyer in writing of the same ("Eminent Domain Notice") and Buyer must elect (as its sole and exclusive remedy) to either (i) terminate this Agreement by giving notice to such effect and returning the Documents to Seller not later than ten (10) business days after receipt of the Eminent Domain Notice (in which event neither Seller nor Buyer shall have any further obligations or liabilities one to the other, except for any obligations or liabilities of Buyer pursuant to Paragraph 4.2 hereof, and the Total Earnest Money Deposit or Initial Earnest Money Deposit, as applicable, shall be returned to Buyer or (ii) proceed with Closing as set forth herein and accept title to the Project subject to such taking or proceeding together with an assignment of all of Seller's rights and interest in and to any proceeds or compensation which remain unpaid to Seller in connection with such taking and a credit against the Purchase Price for any amounts previously paid to Seller as condemnation proceeds or compensation in connection with such taking. Buyer's failure to give timely notice under Paragraph 10.2 (i) shall be deemed to be an election under Paragraph 10.2 (ii).

     Seller will not settle any proceedings relating to any taking without Buyer's prior written consent, which Buyer agrees will not be unreasonably withheld, delayed or conditioned.

11. Approval. This Agreement is subject to the condition precedent of the approval of this Transaction by the appropriate officers in Corporate Office of The Prudential Insurance Company of America (the "Approval") during the period of time beginning on the date Seller executes this Agreement (the "Seller's Execution Date") and expiring on ten (10) days after the Seller's Execution Date ("Approval Period"). If (a) such officers, in their sole and absolute discretion, disapprove this Transaction and written notice thereof (the "Disapproval Notice") is given by Seller to Buyer on or before the expiration of the Approval Period, then, upon the receipt of such Seller's written notice by Buyer, or (b) if Seller fails during the Approval Period to give Buyer notice of the receipt of the Approval, then, upon written notice from Buyer to Seller, this Agreement shall terminate, the Total Earnest Money Deposit shall be returned to Buyer, and thereafter Seller and Buyer shall have no further obligations or liabilities one to the other hereunder (except for any indemnity of liability of Buyer pursuant to Paragraph 4.2).

12.  Additional Covenants.

     12.1 Time. Time is of the essence of this Agreement.
Reference herein to "business day" shall mean a day in which commercial banks in New York are open for ordinary business; and reference to "calendar days" or "days" shall mean calendar days.

     12.2 Notices. Any notice, request, demand, instruction or other communication to be given to either party hereunder (except those required to be delivered at Closing) shall be in writing, and shall be deemed to be delivered upon the earlier to occur of (i) actual receipt if delivered by hand or by recognized express mail service (such as Federal Express) to the address indicated; or (ii) the third business day after deposit in registered or certified United States Postal Service mail, return receipt requested, postage prepaid, addressed as follows:

               IF TO BUYER:

               Gumberg Property Investors, Inc.
               3200 North Federal Highway
               Fort Lauderdale, FL  33306-1033
               Attention:  Andrew Gumberg

               and

               Investcorp International Inc.
               280 Park Avenue, 37th Floor
               New York, NY 10017
               Attention:  Jon Dracos

               COPY TO:

               Thomas Keltner, Jr., Esquire
               Wien, Malkin & Bettex
               60 E. 42nd Street
               New York, NY 10165-0015

               COPY TO:

               Robert Howard, Esquire
               Gumberg Property Investors, Inc.
               3200 North Federal Highway
               Fort Lauderdale, FL  33306-1033


               IF TO SELLER:

               Ridge Plaza Joint Venture
               c/o The Prudential Insurance Company of America
               One Ravinia Drive, Suite 1400
               Atlanta, Georgia 30346
               Attention:  Collete English Dixon, Vice President

               COPY TO:

               The Prudential Insurance Company of America
               One Ravinia Drive, Suite 1400
               Atlanta, Georgia 30346
               Attention: G. Gregory Boyd, Associate Regional Counsel

               COPY TO:

               Shear, Newman, Hahn & Rosenkranz, P.A.
               201 East Kennedy Boulevard, Suite 1000
               Tampa, Florida  33602
               Attention:  Jeffrey Drew Butt, Esquire

               IF TO ESCROW AGENT

               Shear, Newman, Hahn & Rosenkranz, P.A.
               201 East Kennedy Boulevard, Suite 1000
               Tampa, Florida  33602
               Attention:  Jeffrey Drew Butt, Esquire


     The names and addresses for the purpose of this Paragraph may be changed by either party by giving written notice of such change to the other party in the manner provided herein.

     12.3 Attorneys' Fees. If litigation between the Seller and the Buyer arises out of this Agreement or any provisions contained herein, the prevailing party (i.e., the party as to which the judgment or decision is more favorable on the significant issues in the subject litigation, provided that such judgment or decision is at least 25% greater than any written settlement offer rejected by such party) will be entitled to recover, in addition to all other remedies or damages, from the other party the reasonable attorneys' fees, court costs and disbursements incurred by the prevailing party, through appeals and collection efforts (if any), and the same will be assessed as costs payable by the non-prevailing party in the litigation.

     12.4 Entire Agreement and Modification. This Agreement constitutes the entire agreement between Buyer and Seller and supersedes all prior agreements, including, without limitation, all prior understandings (if any) relating to the subject matter hereof. This Agreement cannot be amended, modified or altered except by an agreement in writing executed by both Buyer and Seller.

     12.5 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, permitted assigns and legal representatives.

     12.6 Assignment. This Agreement cannot be assigned by Buyer in whole or in part without the prior written consent of the Seller, which consent may be withheld by Seller for any reason whatsoever. All approved assignees (the "Permitted Assignees") shall assume Buyer's obligations hereunder from and after the effective date of the assignment and a copy of the assignment/assumption document shall be promptly given to Seller. Notwithstanding the above, this Agreement may be assigned by Buyer in whole without the prior written consent of Seller upon the following conditions: (i) the assignee is an affiliate of Investcorp International, Inc., (ii) such assignment does not cause Seller to incur any additional costs or expenses (e.g. new Hart-Scott-Rodino filing fees), (iii) such assignment does not cause a change in the Closing Date and (iv) Seller has written notice of such assignment not less than ten (10) business days prior to Closing.

     12.7 Headings. Paragraph headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

     12.8 Governing Law. The substantive laws of the State of Florida and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement.

     12.9 Confidentiality. Buyer agrees that any and all information about the Project, whether provided by Seller or by Buyer's consultants, will be held in the strictest confidence and that Buyer will not directly or indirectly disclose or permit anyone else to disclose the information to any person, firm or entity not involved with the Transaction, except as may be required by law or to a prospective assignee of Buyer's rights hereunder or in any litigation between Seller and Buyer wherein such information is relevant. Buyer agrees that it will not use any information about the Project in a manner detrimental to the interest of Seller.

     Buyer and Seller each agree not to disclose the monetary terms and conditions of this Transaction without the prior written consent of the other, but this shall not prevent each party from issuing a press release and/or other publicity announcing the Transaction and/or the Closing provided that (a) such press release or other publicity does not disclose the monetary terms and conditions of this Transaction and (b) the other party hereto shall have the right to approve such press releases and publicity, such approval not to be unreasonably withheld, delayed or conditioned.

     12.10 Full Execution. This Agreement shall be deemed fully executed and binding upon Buyer and Seller if, as and when both Buyer and Seller have executed this Agreement as set forth below. Agents' execution of this Agreement shall not be required for full execution of this Agreement but shall merely evidence their respective acceptance of the provisions set forth in herein which specifically relate to them.

     12.11 Termination. At any time that this Agreement states that Seller shall be entitled to the Total Earnest Money Deposit, (a) the Initial Earnest Money Deposit or the Total Earnest Money Deposit, as applicable, shall be paid to Seller within five
(5) days after the Expiration Date (as defined in the Escrow Agreement executed by Buyer and Seller on the date hereof) (the "Escrow Agreement"), and (b) Seller shall also be entitled at that same time to direct the Escrow Agent to draw on the Letter of Credit. At any time that this Agreement states that Buyer shall be entitled to the Total Earnest Money Deposit, the Initial Earnest Money Deposit or the Total Earnest Money Deposit, as applicable, shall be paid to Buyer within five (5) days after the Expiration Date (as defined in the Escrow Agreement). Upon receipt of the proceeds of the Letter of Credit by Escrow Agent, Escrow Agent shall deliver such proceeds to Seller in accordance with the terms of the Escrow Agreement. Upon termination of this Agreement, the terms of this Paragraph 12.11 shall survive.

     12.12 1995 Tax Appeal. Seller shall have the right to file and prosecute a real property or personal property tax appeal relating to 1995 taxes after the Closing, subject to Buyer's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

     12.13     Seller's Knowledge. All references in this
Agreement to Seller's "actual knowledge" or "knowledge", or to the "best of Seller's knowledge", whether capitalized or not, shall refer only to the current (i.e., upon execution of this Agreement and at Closing) actual knowledge of the Designated Employees (as hereinafter defined) of the Atlanta, Georgia office of Prudential Real Estate Investors with due inquiry being made by the Designated Employees (as hereinafter defined) of Gumberg Asset Management Corp., the manager of the Project, and shall not be construed to refer to the knowledge of any other office, officer, agent or employee of Seller or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains, including but not limited to the contents of the files, Documents and materials made available to or disclosed to Buyer; Seller affirmatively stating that neither it nor the Designated Employees have reviewed such files, Documents, or materials and that Seller's representations and warranties hereunder are made ONLY as to the actual knowledge of the Designated Employees and NOT as to or based upon the contents of any such files, Documents, materials or any other files, documents or materials in any other office of Seller. For purposes of this Agreement, the term "Designated Employees" shall refer to Collete English Dixon and N. W. Burt.

     12.14 Reporting of Foreign Investment. Each party agrees to comply with any and all reporting requirements applicable to such party regarding the Transaction which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Security Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of a party to furnish to the other party with evidence of such compliance.

     12.15 Suspension of Marketing. Seller agrees to remove the Project from the market until Closing unless this Agreement is terminated and during this time, Seller will not solicit or pursue any other offers for the purchase of the Project.

     12.16 Radon Gas. Radon is a naturally occurring radioactive gas that when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the local County Public Health Center.

     12.17 Hart-Scott-Rodino. For purposes of this Agreement, "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder. Buyer and Seller agree to fully disclose all required information and documents and to take all steps necessary to file under the HRS Act in connection with the Transaction within fifteen
(15) days after the full execution hereof. Buyer and Seller shall each pay fifty (50%) percent of any required filing fee in connection with the filings necessary under the HRS Act. Buyer and Seller agree to delay the Closing Date as necessary for a period of time, if any, such that all required filings and notifications under the HSR Act are made (including the production of any required additional information or documents) and the required waiting period applicable to the Transaction, as contemplated by the HSR Act, shall have expired. It shall be a condition of Closing the Transaction that (i) no legal action or proceeding shall have been instituted or threatened by the United States Department of Justice or the Federal Trade Commission challenging the Transaction, or (ii) there shall be no outstanding order (including a temporary restraining order) of any court or governmental agency having jurisdiction over either of the parties hereto enjoining or otherwise preventing consummation of the Transaction (the actions in subparagraphs (i) and (ii) shall collectively be referred to as "Enforcement Actions"). Notwithstanding anything else contained herein, but subject to Buyer's extension rights in Paragraph 5.1, if on December 31, 1995 the above-referenced waiting period has not then expired or if an Enforcement Action has commenced and is continuing, then either party hereto shall have the right to terminate this Agreement by delivering written notice of such election to the other party hereto and the Escrow Agent until the earlier to occur of (i) the expiration of the waiting period without the commencement of any Enforcement Action, (ii) the termination of all active Enforcement Actions or (iii) the Closing Date. Upon such termination, the Escrow Agent shall return in accordance with the terms of the Escrow Agreement the portion of the Total Earnest Money Deposit then paid, including, without limitation, the Letter of Credit, to Buyer, the Documents shall be returned to the Seller, this Agreement shall be null and void (except for any indemnity of Buyer pursuant to Paragraph 4.2 hereof) and neither party shall have any further obligations hereunder.

     12.18 Jurisdiction. Except for a forcible entry and detainer suit (or similar suit for possession of the Project) filed in the applicable Court in Broward County, the parties hereto hereby each waive any right to file any action in connection with this Agreement in State Courts for the State where the Project is located and agree to make the forum for any dispute resolution Federal District Court in the County where the Project is located, provided, however, that such Court otherwise has jurisdiction in the matter.

     12.19 Insurance. Seller agrees to maintain property and liability insurance on the Project until the Closing in the same amounts and under the same terms and conditions as Seller currently maintains for the Project. A copy of a certificate of insurance evidencing the current all risk insurance coverage maintained by Seller for the Project is attached hereto as Exhibit "H".

     12.20 Severability. If any provision of this Agreement is deemed invalid or unenforceable by a court of competent jurisdiction, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.21 It shall be a condition of Buyer's obligation to close the transaction contemplated hereunder that:

     (a) Seller has complied with all of its material obligations hereunder in accordance with the terms and conditions hereof;

     (b) There has been no substantial change in the physical condition (including environmental condition) of the Project
(excluding normal wear and tear and casualty damage except as set forth in Paragraph 10.1 hereof) since the last day of the Inspection Period; and

     (c) Since the end of the Inspection Period, there have been no bankruptcies or material defaults of any Tenants.

     If the above conditions have not be fulfilled on the Closing Date, Buyer shall have the right to terminate this Agreement by delivering written notice to Seller and the Escrow Agent whereupon
(i) the Escrow Agent shall return the Total Earnest Money Deposit in accordance with the terms of the Escrow Agreement, including, without limitation, the Letter of Credit, (ii) the Documents shall be returned to the Seller, (iii) this Agreement shall be null and void (except for any indemnity of Buyer pursuant to Paragraph 4.2 hereof) and (iv) neither party shall have any further obligations hereunder.

     This Agreement has been executed by the parties hereto in multiple counterparts and is effective as of the date of Seller's execution hereof as set forth below.

                              SELLER:

                              RIDGE PLAZA JOINT VENTURE, a Florida
                              Joint Venture,

                              By:  Prudential Acquisition Fund I, L.P.,
                                   a Delaware limited partnership,
                                   joint venturer

/s/ Martha L. Hardeman             By:  Prudential Realty Partnerships, Inc.,
Name: Martha L. Hardeman                a Delaware corporation,
                                        general partner

                                        By: /s/ Deborah C. Proctor
                                        Name: Deborah C. Proctor
/s/ Colette English Dixon               Its: Vice President
Name:  Colette English Dixon

                              By: Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership, joint venturer

/s/ Martha Hardeman                By:  Prudential Realty Partnerships, Inc.,
Name: Martha Hardeman                   A Delaware corporation,
                                        general partner

                                        By: /s/ Deborah C. Proctor
                                        Name: Deborah C. Proctor
/s/ Colette English Dixon               Its: Vice President
Name:  Colette English Dixon

                              BUYER:

                              PIRP, INC., a Delaware corporation

/s/ Matthew D. Marquis        By:  /s/ F. Jonathan Dracos
Name: Matthew D. Marquis      Name: F. Jonathan Dracos
                              Its: Vice President

/s/ Elizabeth Schaffer
Name: Elizabeth Schaffer

The undersigned representatives of the Agent hereby execute this Agreement for the sole and limited purposes set forth in Paragraph
5.4 hereof and to acknowledge receipt of a copy of this Agreement and to bind itself and Agent's employees to comply with the confidentiality requirement of Paragraph 12.9 hereof.


Sonnenblick Goldman Company        Gumberg Asset Management Corp.
By: /s/ Manuel De Zarraga          By: /s/ Andrew Gumberg
Name:  Manuel De Zarraga           Name:  Andrew Gumberg

Title: Managing Director           Title: President and Chief Executive Officer
Address: One Biscayne Tower        Address: 3200 N. Federal Hwy
         Suite 1800                         Ft. Lauderdale, Fl
         Miami, Florida 33165               33306
Tax I.D. Number: 13-3561475        Tax I.D. Number: 65-0485569
Date of Execution: 11/8/95         Date of Execution: 11/9/95

                               EXHIBIT "A"

                             LEGAL DESCRIPTION


That property generally known as Ridge Plaza comprising Parcels I-V, described as follows:

PARCEL I:

     Parcel "Q" , of RIDGE PLAZA, according to the Plat thereof on file in the office of the Clerk of the Circuit Court in and for Broward County, Florida, recorded in Plat Book 116, Page 27.

PARCEL II:

     The easterly 585.00 feet of Tract A of Pine Island Ridge
Section 2 as shown on plat recorded in Plat Book 83, Page 20 of the public records of Broward County, Florida; the Westerly boundary thereof being common with the Easterly boundary of a 100' canal easement as shown on said plat of Pine Island Ridge Section 2.

PARCEL III:

     Tract "A", of ROUTE 84 SQUARE, according to the Plat thereof on file in the Office of the Clerk of the Circuit Court in and for Broward County, Florida, recorded in Plat Book 117, Page 11.

PARCEL IV:

TOGETHER WITH:

     Rights and privileges granted in Easement recorded in Official Records Book 12505, page 317 of the Public Records of Broward County, Florida, which rights are an appurtenance to Parcel I, Parcel II and Parcel III. Subject to the terms, provisions and conditions set forth in said instrument.

PARCEL V:

TOGETHER WITH:

     Rights and privileges granted in Easement recorded in Official Records Book 11032, page 313 of the Public Records of Broward County, Florida, which rights are an appurtenance to Parcel I, Parcel II and Parcel III. Subject to the terms, provisions and conditions set forth in said instrument.

That property generally known as Pine Island Plaza comprising
Parcels VI and VII, described as follows:


PARCEL VI:

     Tracts "P" and "C" of PINE ISLAND PLAZA ASSOCIATES, according to the Plat thereof recorded in Plat Book 115, at Page 35, of the Public Records of Broward County, Florida.


PARCEL VII:

TOGETHER WITH:

     Rights and privileges granted in Easement recorded in Official Records Book 10751, page 464 of the Public Records of Broward County, Florida, which rights are an appurtenance to Parcel VI. Subject to the terms, provisions and conditions set forth in said instrument.

                              EXHIBIT "A-1"

                       IRREVOCABLE LETTER OF CREDIT


Irrevocable Letter of Credit No. _____         Date:_________________, 1995
Amount: $_____________

Dear _____________:

_________________________________________ ("Issuer") hereby
authorizes Shear, Newman, Hahn & Rosenkranz, P.A., as escrow agent ("Beneficiary") to draw on Issuer for the account of
         ("Account Holder") ONE MILLION SEVEN HUNDRED TEN THOUSAND AND NO/100 DOLLARS ($1,710,000.00) by means of Beneficiary's sight draft on Issuer accompanied by this original letter of credit or a copy of this letter of credit. Partial drawings are not permitted. It is a condition precedent to the payment of the draft hereunder that this original signed letter of credit or a copy of this letter of credit be surrendered to Issuer by Beneficiary along with such draft and certificate. The draft must be marked "Drawn under
Irrevocable Letter of Credit No.                            of
_______________________________________ dated _____________,
19___." This Letter of Credit is nonassignable and nontransferable. Issuer hereby agrees with Beneficiary that a draft drawn under and in compliance with the terms of this letter of credit will be duly honored upon presentation at Issuer's offices on or before the close of business by Issuer on ________________, 19__, at which time this letter of credit shall expire. If the expiration date hereof shall not be one of Issuer's regular business days, such expiration date shall be extended to the next following business day of Issuer. This Letter of Credit shall be governed by the law of the State of Florida and applicable federal law and, except as otherwise expressly stated herein, incorporates and is subject to the "Uniform Customs and Practice for Documentary Credits" (1993 Revision, International Chamber of Commerce Publication No. 500).

[ISSUER]

By:
Name:
Title:

                               EXHIBIT "B"

                           EXCEPTIONS TO TITLE


1. Taxes and assessments for the year 1995 and subsequent years, and subsequent assessments for prior years due to change in land usage, ownership or otherwise.

2. Rights of tenants in possession under any of the Leases (a list of which shall be provided by Seller at the beginning of the Inspection Period and again at Closing).

3. Any state of facts which the Updated Surveys show, or if Purchaser does not obtain Updated Surveys, any state of facts which an accurate survey or a personal inspection of the Project might disclose and any easements or claims of easement not shown by the public records. The term Updated Surveys shall have the same meaning herein as in Paragraph 3.1 of the Agreement to which this exhibit is attached.

4. Any claim that any portion of the Project is sovereign lands of the State of Florida, including, submerged, filled or artificially exposed lands and lands accreted to such lands, and any adverse claim due to riparian rights, if any.

5. Restrictions, limitations and easements as shown on the Plat of Ridge Plaza, recorded in Plat Book 116, at Page 27. (As to Parcel I )

6. Restrictions, limitations and easements as shown on the Plat of Pine Island Ridge Section Two, recorded in Plat Book 83, at Page 20. (As to Parcel II )

7. Restrictions, limitations and easements as shown on the Plat of Route 84 Square, recorded in Plat Book 117, at Page 11. (As to Parcel III )

8. Phosphate, minerals, metals and petroleum reservations contained in Deed No. 16811 from the Trustees of the Internal Improvement Fund of the State of Florida dated September 22,
     1919 and recorded in Deed Book 10, Page 113. (As to Parcels I through V)

     Note: release of additional reservations in said deed, and release of the rights of entry and exploration arising out of said deed have been released by virtue of document filed in Official Records Book 11495, at Page 260.

9. Reservations for canal, drainage, phosphate, minerals, metals and petroleum contained in Deed No. 16405 from the Trustees of the Internal Improvement Fund of the State of Florida recorded in Deed Book 139, Page 466 of Dade County, Florida. (As to Parcels I through V)

     Note: release of additional reservations in said deed, and release of the rights of entry and exploration arising out of said deed have been released by virtue of document filed in Official Records Book 11495, at Page 260.

10. Terms and provisions in that certain Maintenance Agreement with Central Broward Drainage District dated August 17, 1983, filed August 18, 1983, in Official Records Book 11076, at Page
     803. (As to Parcels I through V)

11. Terms and provisions in that certain Maintenance Agreement with Central Broward Drainage District dated August 17, 1983 and filed August 18, 1983 in Official Records Book 11076, at
     Page 809. (As to Parcels I through V)

12.  Terms, provisions and easements contained in that certain
     Developer Agreement with the City of Sunrise, Florida dated
     July 29, 1983, filed August 17, 1983, in Official Records Book 11073, at Page 429. (As to Parcel I)

13. Restrictions and limitations pertaining to access, ingress, egress, light, air and view between the property taken by order of taking for right-of-way of State Road 84 as filed in Official Records Book 8565, at Page 981 and ratified by Final Judgment as filed in Official Records Book 9621, at page 329. (As to Parcel I)

14.  Easement for water and sewer services filed in Official
     Records Book 11704, at Page 510. (As to Parcels I through V)

15.  Unrecorded easement to Florida Power & Light Company dated
     December 19, 1983 (Copy attached to Warranty Deed filed in
     Official Records Book 12562, at Page 949). (As to Parcels I through V)

16.  Canal Easement granted to Broward County, dated December 15,
     1972, filed March 8, 1973 in Official Records Book 5192, at
     Page 899. (As to Parcels I through V)

17.  Easement granted to Cable TV Fund 14-A/B Venture a Colorado
     Joint Venture, dated January 15, 1992, filed May 5, 1992 in
     Official Records Book 19450, at Page 335. (As to Parcels I through V)

18. Terms and provisions of that certain lease by and between Ridge Associates, Ltd., (Lessor) and American Multi-Cinema, Inc., a Missouri corporation, (Lessee), as evidenced by that Memorandum of Lease dated October 2, 1984 and filed April 11, 1985 in Official Records Book 12459, at Page 269 together with Non-disturbance and Attornment Agreement in Official Records Book 12459, Page 275, and together with Memorandum of Management Agreement, dated February 23, 1989, and filed in Official Records Book 16271, at Page 717 and Official Records Book 18428, at Page 226 and a Memorandum of First Right of Refusal, dated February 23, 1989, and filed in Official Records Book 16271, at Page 723 and Official Records Book 18428, at Page 216. (As to Parcels I through V)

19. Terms and provisions of Agreements with Broward County relating to nonvehicular ingress and egress lines filed
     October 25, 1990 in Official Records Book 17863, at Page 198, and filed March 15, 1991 in Official Records Book 18221, at
     Page 100. (As to Parcel I)

20. Easement granted to Broward County, dated August 8, 1990, filed April 3, 1991 in Official Records Book 18270, at Page
     248. (As to Parcels I through V)

21. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Terre Neuve Corp., d/b/a Terre Neuve, (Tenant), as evidenced by that Memorandum of Lease dated June 1, 1994 and filed August 11, 1994 in Official Records Book 22486, at Page 481. (As to Parcels I through V)

22. Terms and provisions of that certain lease and amendments thereto by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and The Florida Billiard Club, Inc., a Florida corporation, (Tenant), as evidenced by that Memorandum of Lease dated May 19, 1989 and filed June 20, 1989 in Official Records Book 16530, at Page 166; and as evidenced by that Memorandum of Lease dated September 27, 1991 and filed January 29, 1992 in Official Records Book 19122, at Page 13; and as evidenced by that Memorandum of Additional Space and Lease Modification Agreement filed March 27, 1990 in Official Records Book 17278, at Page 581. (As to Parcels I through V)

23. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Tasty Yogurt of Florida, Inc., (Tenant), as evidenced by that Memorandum of Lease dated March 2, 1989 and filed March 23, 1989 in Official Records Book 16293, at Page
     463. (As to Parcels I through V)

24. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Gold Hands, Inc., a Florida corporation, (Tenant), as evidenced by that Memorandum of Lease dated April 29, 1989 and filed August 24, 1989 in Official Records Book 16706, at Page 89. (As to Parcels I through V)

25. Terms and provisions of that certain lease dated May 22, 1985, as modified, by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Richard Moore d/b/a/ Prime Cut Hair Design, (Tenant), as evidenced by that Memorandum of Lease dated March 7, 1990 and filed September 10, 1990 in Official Records Book 17743, at Page 516. (As to Parcels I through V)

26. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Dayco-Astaldi Construction Corporation of Florida, (Tenant), as evidenced by that Memorandum of Lease dated March 21, 1991 and filed April 22, 1991 in Official Records Book 18321, at Page 833 and that Memorandum of Additional Space and Lease Modification Agreement filed December 3, 1992 in Official Records Book 20129, at Page 55. (As to Parcels I through V)

27. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Florida Amusements and Entertainment, Inc., (Tenant), as evidenced by that Memorandum of Lease dated January 22, 1991 and filed May 31, 1991 in Official Records Book 18428, at Page 462; and as evidenced by that Memorandum of Additional Space and Lease Modification Agreement filed September 21, 1993 in Official Records Book 21143, Page 636. (As to Parcels I through V)

28. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Cellular USA, Inc., (Tenant), as evidenced by that Memorandum of Lease dated September 9, 1991 and filed October 15, 1991 in Official Records Book 18827, at Page 853. (As to Parcels I through V)

29. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Ensemble Stage Company, Inc., (Tenant), as evidenced by that Memorandum of Lease dated December 23, 1991 and filed March 16, 1992 in Official Records Book 19270, at Page 140. (As to Parcels I through V)

30. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Casual Motor Sports, Inc. d/b/a J&J Raceway, (Tenant), as evidenced by that Memorandum of Lease dated October 13, 1992 and filed November 24, 1992 in Official Records Book 20100, at Page 473. (As to Parcels I through V)

31. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Mr. B's Enterprises, Inc. d/b/a Mr. B's Pasta & Pizza, (Tenant), as evidenced by that Memorandum of Lease dated July 13, 1993 and filed October 4, 1993 in Official Records Book 21210, at Page 157. (As to Parcels I through V)

32. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Ridgeworld, Inc., d/b/a Laser Storm, (Tenant), as evidenced by that Memorandum of Lease dated July 12, 1993 and filed October 12, 1993 in Official Records Book 21250, at Page 113. (As to Parcels I through V)

33. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Dorfco, Inc., d/b/a Uncle Funny's Comedy Club, (Tenant), as evidenced by that Memorandum of Lease dated August 3, 1993 and filed October 29, 1993 in Official Records Book 21329, at Page 603. (As to Parcels I through V)

34. Terms, provisions and restrictions in that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Leaps & Bounds, Inc., a Delaware corporation, (Tenant), as evidenced by that Memorandum of Lease dated October 14, 1993 and filed November 18, 1993 in Official Records Book 21407, at Page 112. (As to Parcels I through V)

35. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Cable Ad Sales, Inc., d/b/a Cable Ad Sales, (Tenant), as evidenced by that Memorandum of Lease dated October 14, 1993 and filed January 10, 1994 in Official Records Book 21622, at Page 176. (As to Parcels I through V)

36. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Twice as Neat, Inc., d/b/a Twice as Neat, (Tenant), as evidenced by that Memorandum of Lease dated December 6, 1993 and filed March 18, 1994 in Official Records Book 21889, at Page 709. (As to Parcels I through V)

37. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Abe Ventures, Inc., d/b/a Muddy Waters Cafe, (Tenant), as evidenced by that Memorandum of Lease dated March 14, 1994 and filed August 8, 1994 in Official Records Book 22471, at Page 895. (As to Parcels I through V)

38. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Skater's Edge, Inc., d/b/a Skater's Edge, (Tenant), as evidenced by that Memorandum of Lease dated February 16, 1995 and filed March 14, 1995 in Official Records Book 23232, at Page 60. (As to Parcels I through V)

39. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Del-Fa Corporation d/b/a Pine Yogurt, (Tenant), as evidenced by that Memorandum of Lease dated October 6, 1993 and filed January 10, 1994 in Official Records Book 21622, at Page 173. (As to Parcels I through V)

40. Terms and provisions of that certain lease by and between Ridge Associates Ltd., a Florida limited partnership (Landlord) and Jerrico, Inc., (Tenant), as evidenced by that Memorandum of Lease dated February 25, 1985 and filed July 2, 1985 in Official Records Book 12654, at Page 48; Informational
     Note: Mortgage filed May 25, 1990 in Official Records Book 17452, at Page 242, as such lease was sublet to Fondue Garden. (As to Parcels I through V)

41. Terms and provisions of that certain lease dated September 26, 1983, as amended, by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Oretsky Enterprises, Inc., d/b/a Ridge Plaza Tire and Auto Center, (Tenant), as evidenced by that Memorandum of Lease filed November 12, 1994 in Official Records Book 22823, at Page
     171. (As to Parcels I through V)

42. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Paper Station, Inc. d/b/a Party Depot, (Tenant), as evidenced by that Memorandum of Lease dated March 4, 1994 and filed June 27, 1994 in Official Records Book 22311, at Page 253. (As to Parcels I through V)

43. Easements, restrictions and limitations as shown on the Plat of Pine Island Plaza Associates, as recorded in Plat Book 115, at Page 35. (As to Parcels VI and VII)

44.  Easement granted to Florida Power & Light Company, dated
     August 5, 1983, filed May 13, 1985 in Official Records Book
     12533, at Page 861. (As to Parcels VI and VII)

45.  Easement to the City of Sunrise filed September 14, 1983 in
     Official Records Book 11134, at Page 957. (As to Parcels VI and VII)

46. Phosphate, minerals, metals and petroleum reservations contained in Deed No. 16811 from the Trustees of the Internal Improvement Fund of the State of Florida dated September 22,
     1919 and recorded in Deed Book 10, Page 113. (As to Parcels VI and VII)

     Note: release of additional reservations in said deed, and release of the rights of entry and exploration arising out of said deed have been released by virtue of documents filed October 13, 1982 in Official Records Book 10452, at Page 752, and filed March 1, 1983 in Official Records Book 10700, at Page 55.

47. Utility Easement to City of Sunrise filed October 16, 1978 in Official Records Book 7820, at Page 647. (As to Parcels VI and
     VII)

48. Terms and provisions of Developer Agreement between the City of Sunrise and Pine Island Associates, Ltd., a Florida limited partnership, dated February 25, 1983 and filed March 23, 1983 in Official Records Book 10744, at Page 837. (As to Parcels VI and VII)

49. Easement to Pine Island Associates, Ltd., a Florida limited partnership filed March 25, 1983 in Official Records Book
     10751, at Page 464. (As to Parcels VI and VII)

50. Restrictions and limitations pertaining to access, ingress, egress, light, air and view between the property taken by order of taking for right-of-way of State Road 84 as filed in Official Records Book 8565, at Page 981. (As to Parcels VI and
     VII)

51. Agreements with Broward County relating to nonvehicular ingress and egress lines between Broward County and Ridge Plaza Joint Venture filed October 8, 1990 in Official Records Book 17820, at Page 747 and filed March 15, 1991 in Official Records Book 18221, at Page 109. (As to Parcels VI and VII)

52. Road Easement from Ridge Plaza from Ridge Plaza Joint Venture to Broward County filed April 3, 1991 in Official Records Book 18270, at Page 244. (As to Parcels VI and VII)

53. Cable Television Easement between Ridge Plaza Joint Venture, a Florida general partnership, and Cable TV Fund 14-A/B
     Venture filed May 5, 1992 in Official Records Book 19450, at
     Page 330. (As to Parcels VI and VII)

54. Unrecorded Easement in favor of Florida Power & Light Company dated August 5, 1983 contained as an exhibit to that certain
     Warranty Deed filed May 24, 1985 Official Records Book 12562, at Page 964. (As to Parcels VI and VII)

55. Cross Parking and Access Agreement filed in Official Records Book 11550, at Page 106 as modified by that Supplement to Cross Parking And Access Easement filed March 28, 1985 in Official Records Book 12423, at Page 701. (As to Parcels VI and VII)

56. Lease between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Homeowners Warehouse, Inc., a Florida corporation (Tenant) a memorandum of which was filed August 25, 1986 in Official Records Book 13673, at Page 874; as assigned to Builders Square, Inc., a Delaware corporation, filed October 16, 1986 in Official Records Book 13820, at Page
     94. (As to Parcels VI and VII)

57. Terms and provisions of that certain lease by and between Pine Island Associates Ltd., a Florida limited partnership
     (Landlord) and Publix Super Markets, Inc. (Tenant), as evidenced by that Memorandum of Lease dated January 21, 1983 and filed July 5, 1983 in Official Records Book 10972, at
     Page 284; (As to Parcels VI and VII)

58. Terms and provisions of that certain lease by and between Pine Island Associates Ltd., a Florida limited partnership (Landlord) and American Savings and Loan Association of Florida, a Florida corporation (Tenant), as evidenced by that Memorandum of Lease dated April 26, 1983 and filed July 5, 1983 in Official Records Book 10927, at Page 451; (As to Parcels VI and VII)

59. Terms and provisions of that certain lease with Fortune Financial Group, Inc., as successor tenant, as evidenced by that Assignment and Assumption Agreement to Lease filed January 28, 1986 in Official Records Book 13140, at Page 941; and as further evidenced by that Assignment and Assumption Agreement to Lease filed January 24, 1986 in Official Records Book 13134, at Page 736; as affected by and further evidenced by that Assignment and Assumption Agreement filed March 4, 1991 in Official Records Book 18184, Page 769 wherein American Savings and Loan Association of Florida is assignee; and that Memorandum of Lease filed March 27, 1991 in Official Records Book 18251, at Page 85. (As to Parcels VI and VII)

60. Terms and provisions of that certain lease by and between Pine Island Associates Ltd., a Florida limited partnership (Landlord) and Mobil Oil Corporation, a New York corporation (Tenant), as evidenced by that Memorandum of Lease dated May 27, 1983 and filed February 21, 1984 in Official Records Book 11491, at Page 445; and that Starter Agreement filed March 5, 1984 in Official Records Book 11521, at Page 875. (As to Parcels VI and VII)

61. Terms and provisions of that certain lease by and between Pine Island Associates Ltd., a Florida limited partnership (Landlord) and Garcia's of Scottsdale, Inc., a Delaware corporation (Tenant), as evidenced by that Memorandum of Lease dated March 1, 1983 and filed March 15, 1984 in Official Records Book 11550, at Page 854; (As to Parcels VI and VII)

62. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Erblat Jewelers, Inc. d/b/a Golden Earrings (Tenant), as evidenced by that Memorandum of Lease filed February 3, 1988 in Official Records Book 15163, at Page 771. (As to Parcels VI and VII)

63. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Dr. James A. Zurfluh d/b/a Pine Island Dental (Tenant), as evidenced by that Memorandum of Lease filed September 2, 1988 in Official Records Book 15751, at Page 67. (As to Parcels VI and VII)

64. Terms and provisions of that certain lease and any modifications thereto by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Michele's Video, Inc. (Tenant), as evidenced by that Memorandum of Lease filed October 3, 1988 in Official Records Book 15834, at Page 552; also that certain Memorandum of Lease from Landlord to Video Extravaganza, Inc., d/b/a Michele's Video filed June 16, 1993 in Official Records Book 20785, at Page 926. (As to Parcels VI and VII)

65. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Connilyn Corporation d/b/a Interiors At Pine Island (Tenant), as evidenced by that Memorandum of Lease filed October 26, 1988 in Official Records Book 15900, at Page
     173. (As to Parcels VI and VII)

66. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Broward Pizza, Inc. d/b/a Casino's Pizza (Tenant), as evidenced by that Memorandum of Lease filed December 13, 1989 in Official Records Book 17003, at Page 667, as assigned to Papa Leone's. (As to Parcels VI and VII)

67. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Good Health Enterprises, Inc. (Tenant), as evidenced by that Memorandum of Lease filed June 4, 1990 in Official Records Book 17473, at Page 416. (As to Parcels VI and VII)

68. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Arman of Broward, Inc. d/b/a Pine Natural Foods (Tenant), as evidenced by that Memorandum of Lease filed January 18, 1991 in Official Records Book 18078, at Page 825. (As to Parcels VI and VII)

69. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Robert C. Balandis, D.P.M., P.A. (Tenant), as evidenced by that Memorandum of Lease filed July 19, 1991 in Official Records Book 18578, at Page 207. (As to Parcels VI and VII)

70. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Davie Travel Agency, Inc. d/b/a Davie International Travel (Tenant), as evidenced by that Memorandum of Lease filed March 12, 1992 in Official Records Book 19258, at Page 137. (As to Parcels VI and VII)

71. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Time For Kids, Inc. d/b/a Fun Factory (Tenant), as evidenced by that Memorandum of Lease filed June 9, 1992 in Official Records Book 19565, at Page 433. (As to Parcels VI and VII)

72. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Catania, Inc. (Tenant), as evidenced by that Memorandum of Lease filed August 18, 1992 in Official Records Book 19790, at Page 270. (As to Parcels VI and VII)

73. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Pine Island Ridge Rentals & Sales, Inc. d/b/a Pine Island Ridge Rentals & Sales (Tenant), as evidenced by that Memorandum of Lease filed November 23, 1992 in Official Records Book 20098, at Page 150. (As to Parcels VI and VII)

74. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership
     (Landlord) and JB & Sons, Inc. d/b/a Greeting Card Outlet

     (Tenant), as evidenced by that Memorandum of Lease filed April 6, 1993 in Official Records Book 20523, at Page 863. (As to
     Parcels VI and VII)

75. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Loralex Learning Corp. d/b/a Sylvan Learning Center (Tenant), as evidenced by that Memorandum of Lease filed April 8, 1993 in Official Records Book 20533, at Page
     111. (As to Parcels VI and VII)

76. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Cosmetics, Inc. d/b/a To Be Determined (Tenant), as evidenced by that Memorandum of Lease filed August 20, 1993 in Official Records Book 21008, at Page 966. (As to Parcels VI and VII)

77. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Famous Restaurants, Inc. (f/k/a Garcia's of Scottsdale, Inc.) d/b/a Garcia's (Tenant), as evidenced by that Memorandum of Lease filed September 28, 1993 in Official Records Book 21174, at Page 47. (As to Parcels VI and VII)

78. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and J.Y. Song Tae Kwon Do Center, Inc. d/b/a J.Y. Song Tae Kwon Do Center (Tenant), as evidenced by that Memorandum of Lease filed October 4, 1993 in Official Records Book 21210, at Page 160. (As to Parcels VI and VII)

79. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Tark's, Inc. d/b/a Tark's of Davie (Tenant), as evidenced by that Memorandum of Lease filed October 11, 1993 in Official Records Book 21245, at Page 400. (As to Parcels VI and VII)

80. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Warrick #5, Inc. d/b/a Warrickleen (Tenant), as evidenced by that Memorandum of Lease filed October 18, 1993 in Official Records Book 21277, at Page 552. (As to Parcels VI and VII)

81. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Electrolux Corporation d/b/a Electrolux Corp. (Tenant), as evidenced by that Memorandum of Lease filed October 21, 1993 in Official Records Book 21296, at Page 904. (As to Parcels VI and VII)

82. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Indochine Restaurant, Inc. d/b/a Indochine (Tenant), as evidenced by that Memorandum of Lease filed April 15, 1994 in Official Records Book 22011, at Page 663. (As to Parcels VI and VII)

83. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Linen Supermarket, Inc., a Florida corporation, d/b/a Linen Supermarket (Tenant), as evidenced by that Memorandum of Lease filed May 23, 1994 in Official Records Book 22172, at Page 445. (As to Parcels VI and VII)

84. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Lite Snacks Corp. d/b/a D'Lites Emporium (Tenant), as evidenced by that Memorandum of Lease filed June 22, 1994 in Official Records Book 22292, at Page 988. (As to Parcels VI and VII)

85. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and The LJ Diner Corp. d/b/a LJ Diner (Tenant), as evidenced by that Memorandum of Lease filed July 3, 1994 in Official Records Book 22334, at Page 926; and as further evidenced by that Collateral Assignment of Lease filed January 26, 1995 in Official Records Book 23079, at Page 615. (As to Parcels VI and VII)

86. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and The Price is Right of Davie, Inc. d/b/a The Price is Right (Tenant), as evidenced by that Memorandum of Lease filed August 31, 1994 in Official Records Book 22557, at Page 11. (As to Parcels VI and VII)

87. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Cobbler's III, Inc. d/b/a Cobbler's West (Tenant), as evidenced by that Memorandum of Lease filed August 31, 1994 in Official Records Book 22557, at Page 14. (As to Parcels VI and VII)

88. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Triple S of Pompano, Inc. d/b/a Silk, Silk, Silk (Tenant), as evidenced by that Memorandum of Lease filed October 20, 1994 in Official Records Book 22740, at Page 603. (As to Parcels VI and VII)

89. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Creative Hairdressers, Inc. d/b/a Hair Cuttery (Tenant), as evidenced by that Memorandum of Lease filed April 26, 1995 in Official Records Book 23376, at Page 646. (As to Parcels VI and VII)

90. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Chan Brothers, Inc., a/k/a Chans (Tenant), as evidenced by that Memorandum of Lease filed February 7, 1994 in Official Records Book 21732, at Page 203; (As to Parcels VI and VII)

91. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and B& T Bagel, Inc. d/b/a Pine Island Bagels (Tenant), as evidenced by that Memorandum of Lease filed May 12, 1993 in Official Records Book 20666, at Page 10; and Memorandum of Amendment to Lease Agreement filed December 3, 1988 in Official Records Book 16001, at Page 392 (As to Parcels VI and VII)

92. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Hollywood Federal Savings and Loan (Tenant), as evidenced by that Memorandum of Lease filed January 17, 1989 in Official Records Book 16118, at Page 165, as assigned to First Union National Bank of Florida, N.A.; (As to Parcels VI and VII)

93. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Continental Candy and Gifts, Inc. (Tenant), as evidenced by that Memorandum of Amendment to Lease Agreement filed March 6, 1989 in Official Records Book 16245, at Page 13; (As to Parcels VI and VII)

94. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Gerald J. Adams, Inc. d/b/a Fastax Systems (Tenant), as evidenced by that Memorandum of Amendment to Lease Agreement filed January 7, 1989 in Official Records Book 16141, at Page 840; (As to Parcels VI and VII)

95. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Robin Johnson d/b/a R.J. & Mates (Tenant), as evidenced by that Memorandum of Amendment to Lease Agreement filed December 20, 1988 in Official Records Book 16046, at Page 710; (As to Parcels VI and VII)

96. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and James Paolella d/b/a Ciro's Deli (Tenant), as evidenced by that Memorandum of Additional Space and Lease Modification Agreement filed April 3, 1991 in Official Records Book 18270, at Page 335; (As to Parcels VI and VII)

97. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and The Book Corner, Inc. (Tenant), as evidenced by that Memorandum of Amendment to Lease Agreement filed May 17, 1995 in Official Records Book 23462, at Page 25; (As to Parcels VI and VII)

98. Terms and provisions of that certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Broward Schools Credit Union (Tenant), as evidenced by that Memorandum of Amendment to Lease Agreement filed May 17, 1995 in Official Records Book 23462, at Page 3; (As to Parcels VI and VII)

99. Consent to Lien Rights of Merabank filed September 12, 1987 in Official Records Book 14792, at Page 376. [as to leasehold interest only]; (As to Parcels VI and VII)

100. That certain lease dated June 30, 1983 by and between Ridge Associates, Ltd., (Landlord) and TPI Entertainment, Inc., (Tenant), as evidenced by and affected by that Memorandum of Transfer of Partnership Agreement dated may 28, 1993 and filed September 27, 1993 in Official Records Book 21173, at Page 163, as amended by unrecorded Assignment and Assumption Agreement, by and between Tenant and Exhibition Enterprises Partnership, dated April 19, 1991; (As to Parcels I through V)

101. That certain lease by and between Ridge Plaza Joint Venture, a Florida general partnership (Landlord) and Davie Communications, Inc., a Florida corporation (Tenant), as evidenced by that Memorandum of Lease filed March 5, 1990 in Official Records Book 17210, at Page 925, as assigned to A.J.A. Mail Box, Inc., on July 17, 1990, and as further assigned to J. Alvarez Curry & Associates, Inc., on March 11, 1992, and as further assigned to M.A.K., Inc., d/b/a Mail Boxes etc., and as amended by Lease Modification Agreement, dated as of November 9, 1994; (As to Parcels VI and VII)

102. That certain lease by and between Pine Island Associates, Ltd., a Florida limited partnership (Landlord) and Freshness, Inc. (Tenant), as evidenced by that Assignment of Lease filed October 25, 1985 in Official Records Book 12921, at Page 905 wherein the said lease was assigned to KFC National Management Company pursuant to Assignment of Lease, dated July 11, 1985. (As to Parcels VI and VII)

103. Reservations in favor of the Trustees of the Internal
     Improvement Trust Fund of the State of Florida contained in deed dated September 22, 1919, recorded in Deed Book 27, Page 435, as to:

     a.   Canal Rights
     b.   Canal Reservations partially assigned to the Everglades
          Drainage District in Deed Book 461, Page 376.

104. Terms, provisions and obligations in Easement dated July 26, 1983, recorded in Official Records Book 11032, at Page 313.

105. Terms, provisions and obligations in Easement dated April 30, 1985, recorded in Official Records Book 12505, at page 317.

106. Terms, provisions and obligations in Easement dated March 3, 1983, recorded in Official Records Book 10751, at page 464.

107. That certain lease by and between Ridge Plaza Joint Venture
     (Landlord) and Age of Aquarium, Inc. (Tenant), as evidenced by that Memorandum of Lease filed August 11, 1995 in Official
     Records Book 23781, at Page 303.

108. That certain lease by and between Ridge Plaza Joint Venture
     (Landlord) and D.M.H. II, Inc. (Tenant), as evidenced by that Memorandum of Lease filed August 31, 1995 in Official Records Book 23854, at Page 984.



Note: Except as otherwise provided herein, all recording information relates to Broward County, Florida unless noted otherwise.

Note: Any unrecorded item listed in item numbers 5-102 above shall not be included in the Exhibit "B" to the Special
          Warranty Deed to be delivered at the Closing.

                              EXHIBIT "B-1"

                         LIST OF PERSONAL PROPERTY

38 trash cans
2 metal desks
1 4-drawer filing cabinet
1 hot water pressure cleaner, trailer mounted
1 20 ft. aluminum ladder
1 8 ft. aluminum ladder
1 10 ft. wood ladder
1 desk telephone
1 answering machine
2 fire extinguishers
3 50 ft. hoses
2 100 ft. hoses
4 buckets
3 chairs
2 metal tables
1 time clock
1 6-shelf storage rack
1 tool box with assorted hand tools
1 circular saw
1 gas chain saw
1 cordless drill with assorted bits
1 bench grinder
Assorted irrigation parts
1 dolly
Assorted paint brushes and rollers
1 sledge hammer
8 replacement lamp diffusers
48 36 in. fluorescent lamps
Assorted cleaning chemicals
Paint, 10 gallons
1 trash hopper, 85 gallons
1 electric hedge trimmer
3 50 ft. extension cords
2 flashlights
5 brooms, 3 mops, and 2 shovels
Assorted window washing equipment

There is also personal property located in Bay H-12/19, the former Louisiana Grill. This property consists of various restaurant equipment, a sound system, lighting system and related items (collectively, the "Grill Equipment"). Note that some of this property may be subject to claims by unknown third parties. Accordingly, Seller is willing to convey only its right, title and interest to the Grill Equipment.

Note that the following personal property is owned by Gumberg Asset Management Corp. and is specifically excluded from the sale:

1 wood desk
9 chairs
1 desk with miscellaneous office supplies
1 telephone

The above property is located in the leasing office, bay E-20, 8920
State Road 84.

1 plastic "Gumberg Asset Management Corp." window sign
35 window leasing signs
3 wood roadside leasing signs

Note the following personal property is also specifically excluded from the sale:

               Leased Equipment and Property at the Property

Two Melex golf carts (Electric Car)
One water cooler (Zephyrhills)
ADT fire sprinkler monitoring system

               Other Equipment and Property at the Property

The following bays contain equipment and property owned by third parties. These bays contain no equipment or property owned by Seller or Gumberg Asset Management Corp.

Bay/Address                             Owner of property
A-8       8958 SR 84               B & R Cosmetics, Inc.
H-14 A/B  9036/8    SR 84               Florida Amusements, Inc.
C-6       9118 SR 84               Florida Amusements, Inc.
C-4/5          9122 SR 84               Dorfco, Inc.

                              EXHIBIT "B-2"

                     BUYER'S AFFIDAVIT AND AGREEMENT

STATE OF

COUNTY OF

     This day personally came and appeared before me, the undersigned authority _____________________, _____________ of
                      ("Buyer"), who is knowledgeable of the facts stated herein and whose mailing address is _______________________________________, who, on being duly sworn, stated under oath as follows that:

     1. Pursuant to Paragraph 4.2 of that certain Purchase and Sale Agreement ("Purchase Agreement") dated __________________, 19____ by and between Buyer and Ridge Plaza Joint Venture, a Florida joint venture ("Seller"), as amended, Buyer has had full access to and has (to Buyer's satisfaction) exercised its option to inspect and evaluate for potential purchase those certain properties known as Ridge Plaza and Pine Island Shopping Center located in Davie, State of Florida and more particularly described on Exhibit "A" attached hereto ("Project") and all files of Seller relating thereto which Buyer felt were important or material to Buyer, and Seller made available to Buyer all files of Seller relating to the Project requested by Buyer.

     2. Buyer and experts of Buyer's choice have had full access to and has (to Buyer's satisfaction) (i) physically inspected the Project, (ii) analyzed the present, past and Buyer's projected use of the Project, (iii) determined the fair market value of the Project in its "As Is" condition (as defined in the Purchase Agreement) as of the closing date and (iv) independently verified all material documents and information provided to Buyer by Seller and Seller's Agents (as hereinafter defined).

     3. Buyer has not relied upon and is not relying upon any document, representation of information provided to Buyer by Seller or Seller's Agents (as defined in Paragraph 6 below) except for those representations specifically made in the Purchase Agreement.

     4. There are no verbal promises or representations which have been made by Seller or Seller's Agents nor relied upon by Buyer in connection with the Project or the Purchase Agreement. There are no unperformed written promises by Seller of Seller's Agents in connection with the Project or the Purchase Agreement:

     5. The Project inspection reports listed on Exhibit "B" attached hereto were prepared at Buyer's request and expense for Buyer's benefit and constitute all reports of such type which were obtained by Buyer in connection with Buyer's evaluation and decision to purchase the Project; and said reports are a source of information relied upon by Buyer in making Buyer's decision to purchase the Project and Buyer has not relied solely upon Seller's information or reports, each of which was disclosed for informational purposes only.

     6.   Buyer hereby releases Seller from and waives any and all
causes of action, claims, liabilities, damages or injury arising from, connected with or otherwise caused by: (a) statements, opinions or information obtained from Seller's brokers,
contractors, property managers or similar individuals or entities engaged by Seller ("Seller's Agents") related to or involving the
Project or (b) information withheld by Seller's Agents unless withheld at the express direction of an officer
of Seller's partner and related to or involving the Project and was unknown to Gumberg Asset Management Corp.; or (c) environmental contamination existing in, at or under the Project, including but not limited to all CERCLA (Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended) based or related claims,
liabilities or damages or environmental claims or causes of action arising from any other federal or state based statutory or
regulatory cause of action. Seller's Agents include but are not limited to Seller's brokers, Sonnenblick Goldman Company and
Gumberg Asset Management Corp., Seller's Project Manager, Gumberg
Asset Management Corp., and any other agent or representative of
Seller who discussed the Project with or provided information to
Buyer or Buyer's representatives.





                                                                          ,
                              a

                              By:
                              Name:
                              Title:

STATE OF FLORIDA

COUNTY OF

     The foregoing instrument was acknowledged before me this ____ day of __________________________, 1995, by
____________________________, the
___________________________ of                                 , a
                                 , on behalf of the
  , and who is personally known to me or who has produced
__________________________ as identification.


                              Notary Public - State of Florida
My Commission Expires:             Name:
                              Commission No.:

                                             (SEAL)

PREPARED BY AND RETURN TO:
Jeffrey Drew Butt, Esquire
Shear, Newman, Hahn & Rosenkranz, P.A.
201 E. Kennedy Blvd., St. 1000
Tampa, FL 33602

                               EXHIBIT "C"

                          SPECIAL WARRANTY DEED

Property Appraiser's Parcel Identification Number: __________
Grantee's Taxpayer Identification Number: __________

THE STATE OF
                              KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF

     RIDGE PLAZA JOINT VENTURE, a Florida joint venture ("Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in
hand to Grantor by                              , a
                         ("Grantee"), whose mailing address is 3200
North Federal Highway, Fort Lauderdale, FL 33306-1033, the receipt and sufficiency of which is hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Grantee those certain tracts of land located in Broward County, Florida more particularly described in Exhibit "A" attached hereto as a part hereof ("Real Property"), together with all (i) improvements located thereon and all appurtenances thereunto belonging, and (ii) all of Grantor's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, and strips or gores of land adjacent thereto.
     This conveyance is made by Grantor and accepted by Grantee subject only to the matters set forth in Exhibit "B" attached hereto as a part hereof ("Permitted Exceptions").
     TO HAVE AND TO HOLD the Real Property together with all improvements located thereon all and singular the rights and appurtenances thereto in anywise belonging, subject to the Permitted Exceptions, unto Grantee, its legal representatives, successors and assigns, and Grantor does hereby bind itself, its legal representatives, successors and assigns, to WARRANT and FOREVER DEFEND all and singular the Real Property unto the Grantee, its legal representatives, successors and assigns, against Grantor and every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, and Grantor covenants that it is lawfully seized of the Real Property in fee simple and that the Real Property is free of all liens and encumbrances except as set forth above.
     Grantee, by its acceptance hereof, does hereby assume and agree to pay all ad valorem taxes pertaining to the Real Property for the calendar year 1995 and subsequent years, there having been a proper proration of same between Grantor and Grantee.
     EXECUTED this ______ day of ____________________, 1995, TO BE
EFFECTIVE as of the _____ day of __________________, 1995.

Signed, Sealed and
delivered in the
presence of:                       RIDGE PLAZA JOINT VENTURE, a Florida
                                   Joint Venture,

                              By:  Prudential Acquisition Fund I, L.P.,
                                   a Delaware limited partnership,
                                   joint venturer

                                   By:  Prudential Realty Partnerships, Inc.,
Name:                                   a Delaware corporation,
                                        general partner

                                        By:
                                        Name:
                                        Its:
Name:

                              By: Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership, joint venturer

                                   By:  Prudential Realty Partnerships, Inc.,
Name:                                   A Delaware corporation,
                                        general partner

                                        By:
                                        Name:
                                        Its:
Name:

STATE OF
COUNTY OF

          BEFORE ME, the undersigned officer, this       day of
              , 19  , personally appeared
                , the                            of Prudential
Realty Partnerships, Inc., a Delaware corporation, on behalf of the corporation, as the general partner of Prudential Acquisition Fund I, L.P., a Delaware limited partnership, and as the general partner of Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership, the joint venture partners of Ridge Plaza Joint Venture, a Florida joint venture, who acknowledged executing the foregoing and who is personally known to me or who produced as identification.



                                   Notary Public - State of
                                                               [Print Name]
                                   Commission No.:
My commission expires:
                                             (Seal)

                               EXHIBIT "D"

                               BILL OF SALE


     WHEREAS, by special warranty deed of even date herewith, RIDGE PLAZA JOINT VENTURE, a Florida joint venture ("Seller") conveyed to
                              , a
("Buyer"), whose mailing address is 3200 North Federal Highway, Fort Lauderdale, FL 33306-1033, those certain tracts of land more particularly described in Exhibit "A" attached hereto as a part hereof, together with all improvements located thereon ("Real Property").

     WHEREAS, in connection with the above described conveyance
Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.

     NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, all of its right, title and interest in and to (a) all fixtures and fittings owned by Seller which are affixed or attached to or placed or situated upon the Real Property (excluding any items of personal property affixed to the Real Property by any tenant of the Real Property to the extent the Tenant is entitled to retain ownership thereof under its Lease, unless such tenant and its lender, if any, abandons the same at the end of the terms of the respective tenant's lease) and
(b) the tangible personal property owned by Seller, located on the Real Property and shown on Exhibit "B-1" attached hereto as a part hereof (collectively the "Personal Property"), to have and to hold, all and singular, the Personal Property unto Buyer forever.

     Seller does hereby bind itself, its legal representatives, successors and assigns, to WARRANT, and FOREVER DEFEND title to the Personal Property unto Buyer, its legal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof, by, through or under Seller, but not otherwise.

     SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PERSONAL PROPERTY OR ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. BY ITS ACCEPTANCE OF THIS BILL OF SALE, BUYER ACKNOWLEDGES THAT IT HAS FULLY INSPECTED THE PERSONAL PROPERTY AND BUYER ACCEPTS THE SAME IN ITS PRESENT USED AND "AS IS" CONDITION.

EXECUTED this _____ day of ______________________, 1995, TO BE
EFFECTIVE as of the _____ day of ___________________, 1995.

                              SELLER:

                              RIDGE PLAZA JOINT VENTURE, a Florida
                              Joint Venture,

                              By:  Prudential Acquisition Fund I, L.P.,
                                   a Delaware limited partnership,
                                   joint venturer

                                   By:  Prudential Realty Partnerships, Inc.,
Name:                                   a Delaware corporation,
                                        general partner

                                        By:
                                        Name:
                                        Its:
Name:

                              By: Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership, joint venturer

                                   By:  Prudential Realty Partnerships, Inc.,
Name:                                   A Delaware corporation,
                                        general partner

                                        By:
                                        Name:
                                        Its:
Name:

STATE OF
COUNTY OF

          BEFORE ME, the undersigned officer, this       day of
              , 19  , personally appeared
                , the                            of Prudential
Realty Partnerships, Inc., a Delaware corporation, on behalf of the corporation, as the general partner of Prudential Acquisition Fund I, L.P., a Delaware limited partnership, and as the general partner of Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership, the joint venture partners of Ridge Plaza Joint Venture, a Florida joint venture, who acknowledged executing the foregoing and who is personally known to me or who produced as identification.



                                   Notary Public - State of
                                                               [Print Name]
                                   Commission No.:
My commission expires:
                                             (Seal)

                                EXHIBIT "E"

                    ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment"), is
made by and between RIDGE PLAZA JOINT VENTURE, a Florida joint
venture ("Assignor") and                                  , a
                       ("Assignee").

                           W I T N E S S E T H:

     WHEREAS, by Purchase and Sale Agreement ("Sale Agreement") dated as of November, 1995, by and between Assignor and Assignee, Assignor agreed to sell to Assignee certain real property, and the improvements located thereon ("Project") as more particularly described in the Sale Agreement; and

     WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee certain leases, commission agreements, service contracts, warranties, guarantees and trade name, that Assignee shall assume all of the obligations of Seller under such leases, commission agreements and service contracts from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Assignment of Tenant Leases and Commission Agreements. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor's right, title and interest in, to and under those certain tenant space leases and subleases set forth in Exhibit "A" attached hereto as a part hereof ("Leases") and those certain Commission Agreements set forth in Exhibit "A-1" attached hereto as a part hereof ("Commission Agreements"), including all amendments thereto and modifications thereto, as specified in said Exhibits. Assignee hereby assumes the obligation to pay (a) any and all leasing commissions arising out of any future exercise of renewal terms or options or rights to expand relating to any existing Leases and any and all leasing commissions relating to any new leases which arose or accrued subsequent to November ___, 1995, [to be completed at Closing with the date that the Sale Agreement was dated] (b) any and all reasonable and necessary fees, costs or expenses which remain unpaid on the date hereof and which the landlord is obligated under any extensions, renewals or expansions under the Leases or under any new leases within the Project, all to the extent approved by Assignor and Assignee on or after November ___, 1995 [to be completed at Closing with the date that the Sale Agreement was dated] and all other liabilities and obligations of Assignor under the Leases and the Commission Agreements arising or accruing on and after the date hereof (collectively, the "Liabilities") and indemnifies and holds harmless Assignor from all of the Liabilities. Prior to becoming liable for such indemnification, Assignee shall have a reasonable opportunity to settle or defend the matter.

     2. Assignment of Service Contracts. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor's right, title and interest in, to and under those certain service contracts set forth in Exhibit "B" attached hereto as a part hereof ("Contracts"), to the extent assignable and Assignee hereby assumes all of the liabilities and obligations of Assignor under the Contracts arising or accruing on and after the date hereof.

     3. Assignment of Warranties and Guarantees. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor's right, title and interest in, to and under those certain warranties and guarantees set forth in Exhibit "C" attached hereto as a part hereof, to the extent assignable without expense to Assignor.

     4. Assignment of Trade Name. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor's right, title and interest in the trade names "Ridge Plaza" and "Pine Island", except that this assignment is made without warranty of title to such names or of Assignee's right to the exclusive use of such names and Assignee hereby acknowledges that Assignor may never have used or registered such trade names (the "Trade Names").

     5. Assignment of Outstanding Tenant Matters. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor's right, title and interest in the following tenant matters and related litigation: Leaps and Bounds, Tony
Roma's/Marvel Vega, Tark's, Fun Factory, Fabric King, Mr. B's and
Cellular USA.

     6. Assignment of Intangible Personal Property. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor's right, title and interest in all documents, plans, site plans, permits, licenses and deposits (excluding utility deposits paid by Assignor or Assignor's agents) and other monies held by or for Assignor, all with regard to the Project, to the extent assignable without expense to Assignor, and to the extent in Assignor's possession or control on the date hereof (the "Intangible Personal Property").

     7. Indemnity. In addition to the other indemnities specifically contained elsewhere herein, Assignee agrees to indemnify, defend and hold harmless Assignor from any loss, cost, claim, liability, expense or demand of whatever nature under the Leases, the Commission Agreements, the Contracts, the Trade Names and the Intangible Personal Property accruing on or after the date hereof. Assignor agrees to indemnify, defend and hold harmless Assignee from any loss, cost, claim, liability, expense or demand of whatever nature under the Leases, the Commission Agreements, the Contracts, the Trade Names and the Intangible Personal Property accruing prior to the date hereof except to the extent Assignee assumes such liability in Paragraph 1 hereof. Assignee further agrees to indemnify, defend and hold harmless Assignor from any claim by any tenant under a Lease for the return of its security deposit to the extent the security deposit was paid or credited to Assignee pursuant to the Sale Agreement. Nothing herein increases Assignee's or Assignor's obligations under the Sale Agreement. Prior to becoming liable for such indemnification, the party obligated to indemnify shall have a reasonable opportunity to settle or defend the matter.

     8. Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

     EXECUTED this _____ day of _____________, 1995, TO BE
EFFECTIVE as of the _____ day of ____________, 1995.

                         ASSIGNOR:

                              RIDGE PLAZA JOINT VENTURE, a Florida
                              Joint Venture,

                              By:  Prudential Acquisition Fund I, L.P.,
                                   a Delaware limited partnership,
                                   joint venturer

                                   By:  Prudential Realty Partnerships, Inc.,
                                        a Delaware corporation,
                                        general partner

                                        By:
                                        Name:
                                        Its:

                              By: Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership, joint venturer

                                   By:  Prudential Realty Partnerships, Inc.,
                                        A Delaware corporation,
                                        general partner

                                        By:
                                        Name:
                                        Its:


                         ASSIGNEE:


                         a

                         By:
                         Name:
                         Title:

                        EXHIBIT "A" TO EXHIBIT "E"

                       EXHIBIT "A-1" TO EXHIBIT "E"

                        EXHIBIT "B" TO EXHIBIT "E"

                        EXHIBIT "C" TO EXHIBIT "E"

                                EXHIBIT "F"

                                CERTIFICATE

     Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by RIDGE PLAZA JOINT VENTURE, a Florida joint venture ("Ridge Plaza"), a New Jersey corporation ("Prudential"), the undersigned hereby certifies the following on behalf of Ridge Plaza:

     1. Ridge Plaza is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
and

     2. Ridge Plaza's U.S. employer tax identification number is __________________; and

     3.   Ridge Plaza's office address is c/o Prudential Real
Estate Investors, One Ravinia Drive, Suite 1400, Atlanta, GA 30346.


     Ridge Plaza understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     The undersigned representative of Ridge Plaza declares that
(s)he has examined this certification and to the best of his/her knowledge and belief it is true, correct and complete, and (s)he further declares that (s)he has authority to sign this document on behalf of Ridge Plaza.

     Dated: ___________________, 1995.

                              RIDGE PLAZA JOINT VENTURE, a Florida
                              Joint Venture,

                              By:  Prudential Acquisition Fund I, L.P.,
                                   a Delaware limited partnership,
                                   joint venturer

                              By:  Prudential Realty Partnerships, Inc.,
                                   a Delaware corporation,
                                        general partner

                                        By:
                                        Name:
                                        Its:

                              By: Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership, joint venturer

                              By:  Prudential Realty Partnerships, Inc.,
                                   A Delaware corporation, general partner

                                        By:
                                        Name:
                                        Its:

STATE OF
COUNTY OF

          BEFORE ME, the undersigned officer, this       day of
              , 19  , personally appeared
                , the                            of Prudential
Realty Partnerships, Inc., a Delaware corporation, on behalf of the corporation, as the general partner of Prudential Acquisition Fund I, L.P., a Delaware limited partnership, and as the general partner of Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership, the joint venture partners of Ridge Plaza Joint Venture, a Florida joint venture, who acknowledged executing the foregoing and who is personally known to me or who produced as identification.



                                   Notary Public - State of
                                                               [Print Name]
                                   Commission No.:
My commission expires:
                                             (Seal)

                              EXHIBIT "F-1"

                             NOTICE TO TENANT

Date






RE:  Notice of Change of Ownership of _________________
          Property Address
          (City, State)

Dear _____________:

You are hereby notified as follows:

(1) That as of the date hereof, Ridge Plaza Joint Venture of America has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the "Property") to Gumberg Property Investors, Inc. (the "New Owner").

(2) Future rental payments with respect to your lease premises at the Property should be made to the New Owner in accordance with your Lease terms at the following address:





(3) Your security deposit in the amount of $_________ has been transferred to the New Owner and as such the New Owner shall be responsible for holding the same in accordance with the terms of your lease.

Sincerely,

RIDGE PLAZA JOINT VENTURE

By:
Its: Authorized Representative

                               EXHIBIT "G"

                          TENANT ESTOPPEL LETTER

     RE:  Lease dated ______________________ between
     _____________________ as Landlord and
     ___________________________ as Tenant for premises (the
     "Premises") in _____________________ Shopping Center,
     ____________, ______________________ (the "Center").

The undersigned, as the current Tenant under the Lease, certifies the following as of this date:

(1)  The Lease as amended by amendment(s) dated
     _______________________ [if blank, "none" will be deemed
     applicable] constitutes the entire agreement between Landlord and Tenant with respect to the Premises.

(2)  A guaranty agreement from ________________________ and dated
     _______________ has been delivered to Landlord [if blank, "none" will be deemed applicable].

(3) The Lease is valid and in full force and effect, and neither Tenant nor the guarantor of the Lease (if any) has any credit, offset or claim against Tenant's duty to perform its monetary and other obligations under the Lease, whether by reason of Landlord's acts or omissions or otherwise.

(4) (a) The commencement date of the Lease term was ______________, and the expiration date of the Lease term is ________________.

     (b) Tenant has accepted possession of the Premises, and the Premises are open for business.

     (c) There are no options on the part of Tenant to terminate, extend or renew the Lease term except:
          ______________________________ [if left blank, "none"
          will be deemed stated].

     (d) Current monthly minimum rent payable under the Lease is $________________.

     (e) Percentage rent for the current lease year is based on _____ percent of gross sales in excess of $__________, and Tenant paid $_____________ in percentage rent for the immediately preceding lease year ended on _________________, 199__ [if blank, "not applicable" will be deemed stated].

(5) Tenant has no option, first refusal or other right to purchase the Premises or the Center or any part thereof.

(6) The security deposited with Landlord under the Lease is $_____________ [if left blank, "none" will be deemed stated].

(7) All guaranteed minimum rent, "CPI" increases, common area maintenance charges, real estate taxes, additional rent, and other sums payable by Tenant under the Lease and charged to Tenant as of the date hereof have been fully paid in accordance with the provisions of the Lease and Tenant has no dispute regarding any of the same except as follows:
     ____________________________________________.

(8) To the extent the Lease grants Tenant any construction contribution, free rent or rent allowance, concession or abatement, as of the date hereof all such amounts have been fully paid by Landlord and/or credited to Tenant, except:

      [if left blank, "none" will be deemed stated].

(9) Prior to the date hereof all work (if any) to be performed by Landlord pursuant to the Lease was completed to Tenant's satisfaction.

(10) No default exists under the Lease on the part of either
     Landlord or Tenant, and all sums due to Tenant under the Lease have been paid to Tenant.

(11) No installment of rent has been paid more than one (1) month in advance.

(12) There are no actions, voluntary or otherwise, pending against Tenant under any bankruptcy, reorganization, arrangement, insolvency or similar federal or state laws.

This certificate is given with the knowledge that it will be relied on by a purchaser and/or mortgagee of the Center.

Dated:  __________________________ Tenant:

                              By:                          [Indicate Title]

                                EXHIBIT "H"

                         CERTIFICATE OF INSURANCE

                                EXHIBIT "I"

                           DESIGNATION AGREEMENT

     This Designation Agreement is executed by the undersigned pursuant to 26 C.F.R. Section 1.6045(e) (5) in connection with the requirements for information reporting on real estate transactions with dates of closing on or after January 1, 1991.

     The undersigned hereby agree as follows:



     1.  The name and address of the transferor are as follows:
Ridge Plaza Joint Venture, c/o Prudential Real Estate Investors,
One Ravinia Drive, Suite 1400, Atlanta, GA 30346.

     2.  The name and address of the transferee are as follows:
                       ,
                                      .

     3. The real estate transferred is located and is described in Exhibit "A" attached hereto and made a part hereof.

     4.  The name address of the person designated ("Designated
Party") as the reporting person with respect to this transaction is as follows:

          Shear, Newman, Hahn & Rosenkranz, P.A.
          201 E. Kennedy Blvd., Suite 1000
          Tampa, FL  33602
          Attn:  Jeffrey Drew Butt, Esquire


     It is understood that all parties to this Agreement must retain this Agreement for four (4) years following the close of the calendar year in which the date of closing occurs and that, upon request by the Internal Revenue Service or any person involved in this transaction who did not participate in this Designation Agreement, this Agreement must be made available for inspection.

Executed this ______ day of __________________, 199__.

                              TRANSFEROR

                              RIDGE PLAZA JOINT VENTURE, a Florida
                              Joint Venture,

                              By:  Prudential Acquisition Fund I, L.P.,
                                   a Delaware limited partnership,
                                   joint venturer

                                   By:  Prudential Realty Partnerships, Inc.,
                                        a Delaware corporation,
                                        general partner

                                        By:
                                        Name:
                                        Its:

                              By: Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership, joint venturer

                                   By:  Prudential Realty Partnerships, Inc.,
                                        A Delaware corporation,
                                        general partner

                                        By:
                                        Name:
                                        Its:

                              TRANSFEREE





                              a


                              By:
                              Name:
                              Its:

                         DESIGNATED PARTY

                         SHEAR, NEWMAN, HAHN & ROSENKRANZ, P.A.


                         By:
                         Name:
                         Its:

                               EXHIBIT "J"

                                 AFFIDAVIT

Prepared By and Return to:
Jeffrey Drew Butt, Esquire
Shear, Newman, Hahn & Rosenkranz, P.A.
Post Office Box 2378
Tampa, Florida  33601-2378



                                 AFFIDAVIT

STATE OF
COUNTY OF

     Before me, the undersigned officer, this           day of
          , 19 , appeared                         , who is
personally known to me or who produced             as
identification, and who upon being duly sworn, deposes and says:

     1. Affiant is the Vice President, of Prudential Realty Partnerships, Inc., a Delaware Corporation, a general partner of Prudential Acquisition Fund I, L.P., a Delaware Limited Partnership, a joint venture partner of Ridge Plaza Joint Venture, a Florida joint venture (the "Joint Venture"), and has personal knowledge of the facts set forth herein.

     2. The Joint Venture is currently in existence under a valid joint venture agreement, is in good standing under the laws of the State of Florida and has paid all taxes, fees and charges which may be due to the State of Florida.

     3.   No acts have been taken to dissolve the Joint Venture.

     4. The names of all of the partners of the Joint Venture are as follows:

          a.   Prudential Acquisition Fund I, L.P., a
               Delaware Limited Partnership
          b. Prudential Realty Acquisition Fund II, L.P., a Delaware Limited
               Partnership


and there are no other partners in the Joint Venture.

     5. Prudential Bache Properties is a general partner of Prudential Acquisition Fund I, L.P. and Prudential Realty
Acquisition Fund II, L.P.

     6. The Affiant has been authorized by all necessary action of the Joint Venture to execute all documents (the "Documents") on behalf of the Joint Venture, including but not limited to a deed in connection with the land described on Exhibit "A" annexed hereto and incorporated herein by reference.

     7. No other party on behalf of the Joint Venture needs to join in the execution of the Documents.

     8. Neither the Joint Venture nor any of the partners have been debtors in a bankruptcy proceeding during the existence of the Joint Venture.

     9.   None of the corporate partners have been dissolved.

     10.  The Affiant is duly authorized to execute this Affidavit.

     Further Affiant Sayeth Not.




                                   Address:



     Sworn to and subscribed before me this        day of
     , 19 .



                                   Notary Public - State of
                                   Name:
                                   Commission No.:

                                                  (SEAL)
My Commission Expires:

                                EXHIBIT "K"

                             SERVICE CONTRACTS


            Maintenance/Service Contracts and Equipment Leases

PINE ISLAND PLAZA:
                                                          Monthly
Vendor                Service Provided           Term      Charge      Other
ADT Security          Alarm Monitoring & lease   6/30/96   $  451.93   cancel on 30 days notice
Allegheny Telephone   Pay telephones             6/13/98        N/A    cancel on 30 days notice
Automatic Sprinkler   Quarterly inspection       N/A       $  631.75   N/A
Burns International   Security guard w. cart     11/18/95  $1,160.70   cancel on 2 days notice
RAM Diversified       Landscaping                7/31/95   $2,808.50   cancel on 4 days notice
Southern Sanitation   Waste removal              N/A       $3,864.10   required by Davie

The parking lot sweeping contract was terminated by the contractor on 9/10/95. Seller's agent is currently rebidding this contract.
Any new contract will be subject to cancellation on 48 hours notice. Presently, the lot is being swept by Quality Power
Sweeping on a weekly purchase order.

RIDGE PLAZA:
                                                          Monthly
Vendor                Service Provided           Term      Charge      Other
ADT Security          Alarm Monitoring & lease   6/30/96  $ 406.53     cancel on 30 days notice
Allegheny Telephone   Pay telephones             6/13/98  N/A          cancel on 30 days notice
Automatic Sprinkler   Quarterly inspection         N/A    $ 334.50     N/A
Burns International   Security guard w. cart     11/18/95 $1,405.56    cancel on 2 days notice
RAM Diversified       Landscaping                7/31/96  $2,170.00    cancel on 4 days notice
Southern Sanitation   Waste removal                N/A    $3,026.64    required by Davie
Town of Davie Police  Police guard                 N/A    $22.10/hr.   N/A

The parking lot sweeping contract was terminated by the contractor on 9/10/95. Seller's agent is currently rebidding this contract.
Any new contract will be subject to cancellation on 48 hours notice. Presently, the lot is being swept by Quality Power
Sweeping on a weekly purchase order.

SPLIT BETWEEN PINE/RIDGE:
                                                          Monthly
Vendor                Service Provided           Term      Charge      Other
Electric Car          Maint. golf cart           N/A      $ 145.00     cancel on 2 days notice
Zephyrhills           Water Cooler rental        N/A      $  19.03     cancel at any time

                                EXHIBIT "L"

                                 RENT ROLL

                                EXHIBIT "M"

                           BROKERAGE AGREEMENTS

                                                                    Commission
Tenant                                  Broker                          Due

Age of Aquarium (Pine, Bay E-22)        Equivest Properties, Inc.   $1,842.75

This is the second half of the commission and is payable within 30 days of the tenant's opening. The tenant anticipates opening on October 27.

                                EXHIBIT "N"

                         SELLER'S ESTOPPEL LETTER


     By lease dated
("Lease"),                          ("Tenant") has leased from
RIDGE PLAZA JOINT VENTURE, A Florida Joint Venture, or its predecessors in interest ("Landlord"), premises located at
                                                    , which are
more particularly described in the Lease. Landlord, as owner of the property ("Property") of which the leased premises are a part, intends to sell the Property to
  ("Buyer") who, as a condition to the purchase of the Property, has required this Seller's Estoppel Letter.

     In Consideration of Buyer's agreement to purchase the Property, Landlord agrees and certifies to Buyer as follows:

(1)  The Lease as amended by amendment(s) dated
     _______________________ [if blank, "none" will be deemed
     applicable] constitutes the entire agreement between Landlord and Tenant with respect to the Premises.

(2)  A guaranty agreement from ________________________ and dated
     _______________ has been delivered to Landlord [if blank, "none" will be deemed applicable].

(3) To the best knowledge of Landlord, the Lease is valid and in full force and effect, and neither Tenant nor the guarantor of the Lease (if any) has any credit, offset or claim against Tenant's duty to perform its monetary and other obligations under the Lease, whether by reason of Landlord's acts or omissions or otherwise.

(4) (a) The commencement date of the Lease term was ______________, and the expiration date of the Lease term is ________________.

     (b) Tenant has accepted possession of the Premises, and the Premises are open for business.

     (c) There are no options on the part of Tenant to terminate, extend or renew the Lease term except:
          ______________________________ [if left blank, "none"
          will be deemed stated].

     (d) Current monthly minimum rent payable under the Lease is $________________.

     (e) Percentage rent for the current lease year is based on _____ percent of gross sales in excess of $__________, and Tenant paid $_____________ in percentage rent for the immediately preceding lease year ended on _________________, 199__ [if blank, "not applicable" will be deemed stated].

(5) Tenant has no option, first refusal or other right to purchase the Premises or the Center or any part thereof.

(6) The security deposited with Landlord under the Lease is $_____________ [if left blank, "none" will be deemed stated].

(7) All guaranteed minimum rent, "CPI" increases, common area maintenance charges, real estate taxes, additional rent, and other sums payable by Tenant under the Lease and charged to Tenant as of the date hereof have been fully paid in accordance with the provisions of the Lease and Tenant has no dispute regarding any of the same except as follows:
     ____________________________________________.

(8) To the extent the Lease grants Tenant any construction contribution, free rent or rent allowance, concession or abatement, as of the date hereof all such amounts have been fully paid by Landlord and/or credited to Tenant, except:

      [if left blank, "none" will be deemed stated].

(9) To the best knowledge of Landlord, prior to the date hereof all work (if any) to be performed by Landlord pursuant to the Lease was completed to Tenant's satisfaction.

(10) To the best knowledge of Landlord, no default exists under the Lease on the part of either Landlord or Tenant.

(11) All sums due to Tenant under the Lease have been paid to Tenant.

(12) No installment of rent has been paid more than one (1) month in advance.

(13) To the best knowledge of Landlord, there are no actions, voluntary or otherwise, pending against Tenant under any bankruptcy, reorganization, arrangement, insolvency or similar federal or state laws.

     The reference herein to Landlord's "best knowledge" shall refer only to the current actual knowledge of the Designated Employees (as hereinafter defined) of the Atlanta, Georgia office of Prudential Real Estate Investors with due inquiry being made by the Designated Employees of Gumberg Asset Management Corp., the manager of the Property and shall not be construed to refer to the knowledge of any other office, officer, agent or employee of Landlord or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains, including but not limited to the contents of the files, documents and materials made available to or disclosed to Buyer; Landlord affirmatively stating that neither it nor the Designated Employees have reviewed such files, documents, or materials and that Landlord's representations and warranties hereunder are made ONLY as to the actual knowledge of the Designated Employees and NOT as to or based upon the contents of any such files, documents, materials or any other files, documents or materials in any other office of Seller. For purposes of this Certificate, the term "Designated Employees" shall refer to Collete English Dixon and N. W. Burt.

                         RIDGE PLAZA JOINT VENTURE, a Florida
                         Joint Venture,

                         By:    Prudential Acquisition Fund I, L.P.,
                                a Delaware limited partnership,
                                joint venturer


                                By:  Prudential Realty Partnerships, Inc.,
                                     a Delaware corporation,
                                     general partner

                                     By:
                                     Name:
                                     Its:


                         By: Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership, joint venturer

                                By:  Prudential Realty Partnerships, Inc.,
                                     A Delaware corporation,
                                     general partner

                                     By:
                                     Name:
                                     Its:

                                EXHIBIT "O"

                            LIST OF LITIGATION

                                EXHIBIT "P"

                      LIST OF CONTRACTOR CLAIMS, ETC.

None

                                EXHIBIT "Q"

                                 AFFIDAVIT

STATE OF
COUNTY OF

     BEFORE ME, the undersigned officer, this       day of
         , 19  , personally appeared
           , who is personally known to me or who produced
                           as identification, and who upon being
duly sworn deposes and says:

     The undersigned, a Vice-President of Prudential Realty Partnerships, Inc., a Delaware Corporation, a general partner of Prudential Acquisition Fund I, L.P., a Delaware Limited Partnership, a joint venture partner of Ridge Plaza Joint Venture, a Florida Joint Venture (the "Seller"), does hereby certify that except as noted on Exhibit A attached hereto, the representations and warranties of the Seller contained in the Purchase and Sale
Agreement by and between Seller and             , dated November
    , 1995 are true and correct in all material respects as of the date hereof.

     This Affidavit shall not affect the parties' respective obligations or rights contained in the Agreement, to the extent such obligations or rights survive the closing thereunder.

     IN WITNESS WHEREOF, the undersigned has executed this
Affidavit as of the _____ day of                  , 1995.



                    Name:
                    Vice President of Prudential Realty
Partnerships, Inc., a                        Delaware Corporation,
a general partner of Prudential                        Acquisition
Fund I, L.P., a Delaware Limited Partnership,
                    a Joint Venture Partner of Ridge Plaza Joint
Venture, a                      Florida Joint Venture


     SWORN TO AND SUBSCRIBED before me the day and year first above
written by                                                   .


                                Notary Public - State of
                                                               [Print Name]
                                Commission No.:
My commission expires:
                                        (Seal)

                                EXHIBIT "R"

                             DELINQUENCY LIST

                                    - 1 -